Exhibit 10.1

Certain information has been excluded from this exhibit because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

CONFIDENTIAL	EXECUTION COPY

STRATEGIC COLLABORATION AND LICENSE AGREEMENT

THIS STRATEGIC COLLABORATION AND LICENSE AGREEMENT (“Agreement”) is made and entered into as of December 19, 2018 (“Execution Date”), by and between Adaptive Biotechnologies Corporation, a Washington corporation, having its principal place of business at 1551 Eastlake Ave E, Ste. 200 Seattle, Washington 98102 (“Adaptive”) and Genentech, Inc., a Delaware corporation, having its principal place of business at 1 DNA Way, South San Francisco, California 94080 (“GNE”). GNE and Adaptive are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

BACKGROUND

WHEREAS, Adaptive is a biotechnology company that is engaged in the discovery, identification and profiling of “TCRs” (defined below).

WHEREAS, GNE is a biopharmaceutical company that is engaged in the research, development, manufacture and sale of pharmaceutical products and therapies.

WHEREAS, the Parties desire to collaborate in the discovery, development, and commercialization of certain cellular therapy products using TCRs identified using Adaptive’s proprietary platform for the treatment of cancer; and

WHEREAS, GNE desires to collaborate with Adaptive in the research and development of such TCRs and to obtain an exclusive license and other rights from Adaptive to develop and commercialize Licensed Products (defined below) for the treatment of cancer, and Adaptive agrees to engage in such collaborative efforts with GNE and to grant GNE certain licenses and other rights in exchange for certain agreed to upfront and other payments and other consideration, all as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GNE and Adaptive agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms used in this Agreement, whether used in the singular or plural, shall have the meanings set forth below, unless otherwise specifically indicated herein.

1.1 “Accounting Standard” means, with respect to GNE, either: (a) International Financial Reporting Standards (IFRS); or (b) United States generally accepted accounting principles (GAAP), in either case, which standards or principles (as applicable) are currently used at the applicable time by, and as consistently applied by GNE.

1.2 “Acquired Entity” as defined in Section 8.1.6(c)(i).

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1.3 “Acquiring Affiliate” as defined in Section 8.1.6(c)(ii).

1.4 “Acquiring Affiliate Group” as defined in Section 8.1.6(c)(iii).

1.5 “Adaptive” as defined in the Preamble.

1.6 “Adaptive Core Patents” as defined in Section 11.3.1.

1.7 “Adaptive Core Platform IP” as defined in Section 11.1.1.

1.8 “Adaptive Platform” means Adaptive’s proprietary TruTCR discovery platform (including MIRA, immunoSEQ, pairSEQ, TCR profiling (including functional and safety profiling), TCR-Antigen mapping and correlation and associated informatics and proprietary algorithms), which is described further on the attached Exhibit 1.8, and all enhancements, modifications, improvements and updates thereto, including any enhancements, modifications, improvements and updates created after the Effective Date during the Term.

1.9 “Adaptive Platform IP” as defined in Section 11.1.1. [***].

1.10 “Additional Reversion IP” as defined in Section 16.6.2(b)(i).

1.11 “Affiliate” means any person that, directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under common control with a Party. For purposes of this Section 1.11, “control” means: (a) the direct or indirect ownership of fifty percent (50%) or more of the voting stock or other voting interests or interest in the profits of the Party; or (b) the ability to otherwise control or direct the decisions of the board of directors or equivalent governing body thereof. Notwithstanding the foregoing, unless expressly specified otherwise, for the purposes of this Agreement, [***], shall not be considered an Affiliate of GNE unless and until GNE provides written notice to Adaptive specifying [***] as an Affiliate of GNE. Further notwithstanding anything to the contrary in this Section 1.11 or elsewhere in this Agreement, no licenses or rights are granted to Adaptive under any information, data, proprietary materials and/or other intellectual property rights whether or not patentable that are owned or controlled by [***]. Further notwithstanding anything to the contrary in this Section 1.11 or elsewhere in this Agreement, [***] shall not be considered an Affiliate of GNE, unless and until GNE so elects to include [***] as an Affiliate as provided in Section 8.5; it being understood, however that [***], shall be deemed an Affiliate of GNE.

1.12 “Agreement” as defined in the Preamble.

1.13 “Alliance Manager” as defined in Section 2.7.

1.14 “Antigen” means a peptide or protein (or any fragment or epitope thereof) against which the immune system may produce an adaptive immune response.

1.15 “Approved Development Subcontractors” as defined in Section 4.3.

1.16 “Approved Subcontractors” as defined in Section 3.4.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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1.17 “Biosimilar” as defined in Section 9.4.5.

1.18 “Cell Therapy” means the administration of living cells to a patient for the treatment of a disease or condition, which cells’ origin can, for example, be from the same individual (autologous source) or from another individual (allogeneic source).

1.19 “Change of Control” means, with respect to a Party: (a) that any Third Party acquires directly or indirectly the beneficial ownership of any voting securities of such Party, or if the percentage ownership of such Party in the voting securities of such Party is increased through stock redemption, cancellation or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of outstanding voting securities representing more than fifty percent (50%) of the total voting power of all of the then outstanding voting securities of such Party; (b) a merger (whether by contract, by statute or by operation of law), consolidation, recapitalization or reorganization of such Party is consummated, other than any such transaction in which stockholders or equity holders of such Party immediately prior to such transaction beneficially own, directly or indirectly, at least fifty percent (50%) of the voting securities of the surviving entity (or its parent entity) immediately following such transaction; (c) that the stockholders or equity holders of such Party approve a plan of complete liquidation of such Party; or (d) the sale or disposition to a Third Party of all or substantially all of such Party’s assets taken as a whole. For purposes of this definition, “beneficial ownership” shall have the meaning accorded in the U.S. Securities Exchange Act of 1934 and the rules of the U.S. SEC under this Agreement in effect as of the Execution Date. Notwithstanding the foregoing, (i) a transaction solely to change the domicile of a Party; (ii) the consummation of an initial public offering; or (iii) any merger or consolidation between a Party and one or more Affiliates shall not constitute a Change of Control.

1.20 “[***]” as defined in Section 1.11.

1.21 “[***]” as defined in Section 8.4.1.

1.22 “[***]” as defined in Section 8.4.2.

1.23 “Clinical Trial” means a phase I clinical trial, phase II clinical trial (including for avoidance of any doubt a phase Ib or phase IIb clinical trial) or Pivotal Clinical Trial or any other equivalent, combined or other trial in which any Licensed Product is administered to a human subject.

1.24 “Collaboration Data” means, collectively, all: (a) Know-How contained in any Shared Antigen Data Packages; (b) Private Antigen TCR Product Data; and (c) any data reflecting modifications or derivatives of any TCR Sequences contained in the Shared Antigen Data Packages or Private Antigen TCR Product Data created or developed by or on behalf of either Party under the Research Program or under the Development Program, as applicable.

1.25 “Collaboration Field” means Cell Therapy in oncology.

1.26 “Combination” as defined in Section 1.92.

1.27 “Commercialization” means marketing, promoting, detailing, distributing, importing, exporting, offering for sale or selling a product, including medical affairs activities, regulatory

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

CONFIDENTIAL

activities directed to obtaining pricing and reimbursement approvals, price calculations and related reporting to governmental authorities, and interacting with Regulatory Authorities with respect to the foregoing. For clarity, as used in this Agreement, “Commercialization” includes manufacturing a product. When used as a verb, “Commercialize” means to engage in Commercialization activities.

1.28 “Commercially Reasonable Efforts” means those efforts ([***]), and the application and expenditure of such resources, applied and expended in a manner consistent with the exercise of prudent scientific and business judgment and business practices, as are customary for [***].

1.29 “Committees” as defined in Section 2.1.1.

1.30 “Companion Diagnostic” means any product that is developed for use with or otherwise in connection with a Licensed Product and that:

(a)    identifies a person having a disease or condition, or a molecular genotype or phenotype that predisposes a person to such disease or condition, for which a Licensed Product could be used to treat and/or prevent such disease or condition;

(b)    defines the prognosis or monitors the progress of a disease or condition in a person for which a Licensed Product could be used to treat and/or prevent such disease or condition;

(c)    is used to select a therapeutic or prophylactic regimen, wherein at least one (1) potential therapeutic or prophylactic regimen involves a Licensed Product; and/or

(d)    is used to confirm a Licensed Product’s biological activity and/or to optimize dosing or the scheduled administration of a Licensed Product.

1.31 “Compulsory Sublicense” means a sublicense granted to a Third Party of the rights granted to GNE under ARTICLE 6, through the order, decree or grant of a governmental authority having competent jurisdiction in a given country, authorizing such Third Party to manufacture, use, sale, offer for sale, import or export a Licensed Product in such country in the Territory [***].

1.32 “Compulsory Sublicensee” means a Third Party that was granted a Compulsory Sublicense.

1.33 “Confidential Information” means proprietary Know-How (of whatever kind and in whatever form or medium, including copies thereof), tangible materials or other deliverables: (a) disclosed by or on behalf of a Party in connection with this Agreement, whether prior to or during the Term and whether disclosed orally, electronically, by observation or in writing; or (b) created by, or on behalf of, either Party and provided to the other Party, or created jointly by the Parties, in the course of this Agreement. For the avoidance of doubt, “Confidential Information” includes: (i) Know-How regarding such Party’s research, development plans, Clinical Trial designs, preclinical and clinical data, technology, products, business information or objectives and other information of the type that is customarily considered to be confidential information by entities engaged in activities that are substantially similar to the activities being engaged in by the Parties pursuant to this Agreement; and (ii) any tangible materials or other deliverables provided by one Party to the other Party pursuant to ARTICLE 12.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

CONFIDENTIAL

1.34 “Content” as defined in Section 13.3.2.

1.35 “Control” or “Controlled by” means the rightful possession by a Party, as of the Effective Date or throughout the Term, of the ability to grant a license, sublicense or other right to exploit, as provided herein, without violating the terms of any agreement with any Third Party.

1.36 “Covers” (including variations such as “Covered”, “Covering” and the like), means, with respect to a particular Patent in a particular country and in reference to a particular product (whether alone or in combination with one or more other ingredients) that the manufacture, use, sale, offer for sale or importation of such compound or product in a country is claimed by a Valid Claim of such Patent in that country.

1.37 “Controlling Affiliate Program” as defined in Section 8.1.6(c)(iv).

1.38 “CPA Firm” as defined in Section 10.7.2.

1.39 “Create Act” as defined in Section 11.2.4.

1.40 “Deliverables” as defined in Section 7.1.

1.41 “Development” or “Develop” means for a given product, any activity directed to obtaining or expanding Marketing Approval, including all preclinical and clinical drug or biologic product development activities, including: the conduct of Clinical Trials, cell line development, master cell bank generation, test method development and stability testing, toxicology, formulation and delivery system development, process development, pre-clinical and clinical supply, manufacturing scale-up, development-stage manufacturing, quality assurance/quality control procedure development and performance with respect to clinical materials, statistical analysis and report writing and clinical studies, regulatory affairs with respect to the foregoing. Development shall include, with respect to the Licensed Products, all activities conducted under a Development Plan. When used as a verb, “Develop” means to engage in Development.

1.42 “Development Plan” as defined in Section 4.2.

1.43 “Development Plan Overview” as defined in Section 4.2.

1.44 “Development Program” means the activities conducted by the Parties in connection with the Development of Licensed Products pursuant to ARTICLE 4, including under the Development Plan.

1.45 “Disclosing Party” as defined in Section 13.6(b).

1.46 “Dispute” as defined in Section 18.1.

1.47 “Effective Date” means the first (1st) business day immediately following the date on which the Parties have actual knowledge that all applicable waiting periods under the HSR Act with respect to the transactions contemplated under this Agreement have expired or have been terminated. Upon the request of either Party, the Parties shall memorialize the Effective Date, as defined in the immediately preceding sentence, in a written document for the record.

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1.48 “Enforcement” as defined in Section 11.4.3.

1.49 “EU” means the member states of the European Union (including for clarity the United Kingdom even if, at the relevant time, the United Kingdom (or any part thereof) is not a member state of the European Union), or any successor entity thereto performing similar functions.

1.50 “Excluded Expanded Use TCR” as defined in Section 8.1.4.

1.51 “Execution Date” as defined in the Preamble.

1.52 “Executives” as defined in Section 2.9.

1.53 “Existing Adaptive TCRs” as defined in Section 3.3.

1.54 “Expanded Therapeutic Field” means all therapeutic uses in humans, excluding any use for: (a) diagnostic purposes (other than Companion Diagnostics); and (b) immune monitoring or (c) or services provided for immunological research.

1.55 “Expanded Use TCR” as defined in Section 8.1.4.

1.56 “FDA” means the United States Food and Drug Administration, or any successor entity thereto performing similar functions.

1.57 “Field” means (a) with respect to all Licensed Products, the treatment of any oncology Indication and (b) with respect to each Shared Antigen TCR Product or Private Antigen TCR Product which achieves First Commercial Sale of such product in the US, Japan or in a Major European Market for an oncology Indication, the Expanded Therapeutic Field from and after such First Commercial Sale; and (c) on a Shared Antigen TCR-by-Shared Antigen TCR basis or Private Antigen TCR-by-Private Antigen TCR basis, following the First Commercial Sale of any Shared Antigen TCR Product or Private Antigen TCR Product expressing such Shared Antigen TCR or Private Antigen TCR in the US, Japan or in a Major European Market for an oncology Indication, the Expanded Therapeutic Field.

1.58 “First Commercial Sale” means, with respect to a particular Licensed Product in a given country, the first bona fide commercial sale to a Third Party of such Licensed Product following Marketing Approval in such country by or under authority of the GNE Group. For clarity, if a Licensed Product achieves Marketing Approval in a second or third Indication in a given country (following achievement of a First Commercial Sale for any initial Indication in such country), the “First Commercial Sale” for such Licensed Product in such second or third Indication in such country (but not with respect to any other country) will be deemed to be achieved at the time of Marketing Approval for such second or third Indication in such country (including for the purposes of [***]). Sales or other dispositions under Compulsory Sublicenses, for Clinical Trial or other scientific testing purposes, as free samples, under named patient use, patient assistance, charitable purposes, early access or compassionate use programs, or similar uses, programs, or studies, shall not constitute a First Commercial Sale.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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1.59 “Global Function” as defined in Section 8.4.3.

1.60 “GNE” as defined in the Preamble.

1.61 “GNE Collaboration IP” as defined in Section 11.1.2.

1.62 “GNE Group” as defined in Section 1.92.

1.63 “GNE Other TCR Cell Therapy Program” as defined in Section 8.2.1.

1.64 “GNE TCR Technology” as defined in Section 16.6.2(a)(i).

1.65 “Good Laboratory Practices” or “cGLP” means all applicable current standards for laboratory activities for pharmaceuticals, as set forth in the FDA’s Good Laboratory Practice regulations as defined in 21 C.F.R. Part 58 and/or the Good Laboratory Practice principles of the Organization for Economic Co-Operation and Development, and such standards of good laboratory practice as are required by the EU and other organizations and governmental agencies in countries in which a Licensed Product is intended to be sold, to the extent such standards are not less stringent than US Good Laboratory Practice.

1.66 “Governmental Required Consents” means, with respect to a Party, compliance by such Party with, and filings by such Party under, the HSR Act.

1.67 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time, and any comparable applicable law in jurisdictions outside the US related to the approval of transactions similar to those contemplated under this Agreement.

1.68 “HSR Clearance Date” means the expiration or termination of all applicable waiting periods and requests for information (and any extensions thereof) under the HSR Act.

1.69 “HSR Filing” means: (a) filings by the Parties with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the matters set forth in this Agreement, together with all required documentary attachments thereto; or (b) equivalent filings with relevant foreign authorities.

1.70 “IND” means an investigational new drug application filed with the FDA pursuant to 21 CFR Part 312 before the commencement of Clinical Trials, or any comparable filing with any relevant regulatory authority in any other jurisdiction.

1.71 “IND Acceptance” means an IND that has been accepted by a Regulatory Authority.

1.72 “Indemnitee” defined in Section 15.2.

1.73 “Indemnitor” defined in Section 15.2.

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1.74 “Indication” means the intended use of a Licensed Product for either therapeutic treatment or for the prevention of a distinct illness, sickness, interruption, cessation or disorder of a particular bodily function, system, tissue type or organ, or sign or symptom of any such items or conditions, regardless of the severity, frequency or route of any treatment, treatment regimen, dosage strength or patient class, for which any Marketing Approval is being sought and which will be referenced on any Licensed Product labelling in any country. [***].

1.75 “Infringement” as defined in Section 11.4.1.

1.76 “Intellectual Property” means Patents and Know-How.

1.77 “Investor Information” as defined in Section 13.3.1.

1.78 “Investor Presentation(s)” as defined in Section 13.3.1.

1.79 “IPR” as defined in Section 11.1.3.

1.80 “IPWG” as defined in Section 2.1.4.

1.81 “JDC” as defined in Section 2.1.1.

1.82 “JPT” as defined in Section 2.1.4.

1.83 “JRC” as defined in Section 2.1.1.

1.84 “Know-How” means all information, inventions (whether or not patentable), improvements, practices, formula, trade secrets, techniques, methods, procedures, knowledge, results, test data (including pharmacological, toxicological, pharmacokinetic and pre-clinical and clinical information and test data, related reports, structure-activity relationship data and statistical analysis), analytical and quality control data, protocols, processes, models, designs, TCR sequence information, and other information regarding discovery, Development, marketing, pricing, distribution, cost, sales and manufacturing. Know-How shall not include any Patents.

1.85 “Licensed Product” means: (a) a Shared Antigen TCR Product or a Private Antigen TCR Product, individually or collectively as the context may require; and (b) following [***], any biopharmaceutical composition(s), preparation(s) or formulation(s) that contains any Shared Antigen TCR or Private Antigen TCR expressed in the applicable Shared Antigen TCR Product or Private Antigen TCR Product for which such First Commercial Sale in an oncology Indication occurred.

1.86 “Loss” or “Losses” as defined in Section 15.1.

1.87 “Major European Market” means France, Germany, Spain, Italy or the United Kingdom.

1.88 “Marketing Approval” means all approvals, licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacturing, use, storage, import, transport and sale of Licensed Products in a country or regulatory jurisdiction. For countries where governmental approval is required for pricing or reimbursement for the Licensed Product, “Marketing Approval” shall not be deemed to occur until such pricing or reimbursement approval is obtained.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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1.89 “Marketing Approval Application” means BLA, sBLA, NDA, sNDA and any equivalent thereof in the United States or any other country or jurisdiction in the Territory. As used herein: “BLA” means a Biologics License Application and amendments thereto filed pursuant to the requirements of the FDA, as defined in 21 C.F.R. § 600 et seq., for FDA approval of a Licensed Product and “sBLA” means a supplemental BLA; and “NDA” means a New Drug Application and amendments thereto filed pursuant to the requirements of the FDA, as defined in 21 C.F.R. § 314 et seq., for FDA approval of a Licensed Product and “sNDA” means a supplemental NDA.

1.90 “Materials” as defined in Section 7.1.

1.91 “Neoantigen” means a mutated human Antigen arising in a tumor cell.

1.92 “Net Sales” means with respect to a Licensed Product the sum of:

(a)    in the case of sales of such Licensed Product by GNE and its Affiliates (the “GNE Group”), an amount calculated by subtracting from the amount of Sales of such Licensed Product: (i) a lump sum deduction of [***] percent ([***]%) of Sales in lieu of those deductions which are not accounted for within the GNE Group on a Licensed Product-by-Licensed Product basis (e.g., freight, postage charges, transportation insurance, packing materials for dispatch of goods, custom duties); (ii) uncollectible amounts on previously sold Licensed Product and credit card charges (including processing fees) that are applicable to such Licensed Product that not already taken as a gross-to-net deduction, if allowed, in accordance with the then currently used Accounting Standard in the calculation of Sales of such Licensed Product; and (iii) an allocation of any government mandated fees, taxes and other charges not already taken as a gross-to-net deduction, if allowed, in accordance with the then currently used Accounting Standard in the calculation of Sales of such Licensed Product, including, for example, any fees, taxes or other charges that become due in connection with any healthcare reform, change in government pricing or discounting schemes, or other action of a government or regulatory body.

(b)    in the case of sales of such Licensed Product by any sublicensee (other than a GNE Affiliate, and subject to clause (c) below in respect of Compulsory Sublicensees), the “net sales” of such Licensed Product by such sublicensee, as such term is defined in the applicable agreement with such sublicensee, or, if such agreement does not use the term “net sales,” the equivalent term used in such agreement that represents gross sales or gross invoiced amounts (as applicable), less expressly permitted deductions under such agreement, which such permitted deductions shall be in line with standard deductions in the industry and in accordance with applicable Accounting Standards.

(c)    in the case of sales of such Licensed Product by any Compulsory Sublicensee, Net Sales means the gross royalty and other cash consideration paid to GNE or its Affiliate in consideration for such sublicense of such Licensed Product. For clarity, the [***] percent ([***]%) taken in clause (a) shall not apply to any amounts so received from any such Compulsory Sublicensee.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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As used in this Section:

(i)    Sales among Affiliates and Sublicensees. Sales between or among a Party, its Affiliates and/or their respective sublicensees shall be excluded from the computation of Net Sales, but Net Sales shall include the first Sale to a Third Party by any such Affiliates or sublicensees.

(ii)    Supply as Samples/Test Materials. Notwithstanding anything to the contrary in the definition of Net Sales, the supply or other disposition Licensed Products: (i) as samples; (ii) for use in non-clinical or clinical studies; (iii) for use in any tests or studies reasonably necessary to comply with any applicable law, regulation or request by a regulatory or governmental authority; in each case ((i) through (iii)) as is reasonable and customary in the industry, shall not be included in the computation of Net Sales.

(iii)    Licensed Products Sold in Combinations.

(A)    In the event that a Licensed Product is sold in combination (in the same package, including as a co-formulation) with one or more other active ingredients, other than any Third Party TCR, which is addressed in Section 8.3, that are not the subject of this Agreement (for purposes of this Section 1.92, a “Combination”), the gross amount invoiced for such Licensed Product shall be calculated by [***].

(B)    In the event that such other active ingredient(s) are not sold separately (but such Licensed Product is), the gross amount invoiced for such Licensed Product shall be calculated by multiplying the gross amount invoiced for such Combination by the fraction A/C, where “A” is the gross invoice amount for such Licensed Product, and “C” is the gross invoice amount for the Combination.

(C)    In the event that such Licensed Product is not sold separately, the Net Sales for royalty calculations shall be determined by GNE in its reasonable discretion in accordance with its applicable Accounting Standard consistently applied.

(D)    A Licensed Product which is sold as part of a combination therapy to be administered to a patient in connection with the administration of another active agent not subject to this Agreement (e.g., a Licensed Product labelled for use in conjunction with a PD-1 inhibitor compound) shall not be deemed a Combination hereunder unless such Licensed Product and such other active agent are sold together for a single price. In addition, the administration to a patient of a Shared Antigen TCR Product as well as a Private Antigen TCR Product shall not be considered a Combination and instead Net Sales with respect thereto shall be calculated on each of such Shared Antigen TCR Product and Private Antigen TCR Product, to the extent each is sold separately, or shall be calculated based on the total price of the combined offering of such Shared Antigen TCR Product and Private Antigen TCR Product, if sold together for a single price.

1.93 “Net Sales Report” as defined in Section 10.2.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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1.94 “Non-Disclosing Party” as defined in Section 13.6(b).

1.95 “Non-Disclosure Agreement” as defined in Section 12.6.

1.96 “Opposition Proceeding” as defined in Section 11.4.2.

1.97 “Other TCR Cell Therapy” means: (a) in the case of Adaptive, a Cell Therapy engineered to express a TCR which: [***]; and (b) in the case of GNE, a Cell Therapy engineered to express a TCR which: [***].

1.98 “Outside TCR Product” as defined in Section 8.2.1(c).

1.99 “Party” or “Parties” as defined in the Preamble.

1.100 “Patent(s)” means any and all patents and patent applications and any patents issuing therefrom or claiming priority to, worldwide, together with any extensions (including patent term extensions and supplementary protection certificates) and renewals thereof, reissues, reexaminations, substitutions, confirmation patents, registration patents, invention certificates, patents of addition, renewals, divisionals, continuations, and continuations-in-part of any of the foregoing.

1.101 “Patient Sample” means tissue, fluid, or cells collected from a patient, or components of the foregoing.

1.102 “Permitted Third Party TCR Agreement” as defined in Section 8.1.1.

1.103 “Pivotal Clinical Trial” means either (a) a human clinical trial, the principal purpose of which is to demonstrate clinically and statistically the efficacy and safety of a Licensed Product for one or more Indications in order to obtain Marketing Approval of such Licensed Product for such Indication(s), as further defined in 21 C.F.R. §312.21 or (b) a human clinical trial of a product on a sufficient number of subjects that, prior to commencement of the trial, satisfies both of the following ((i) and (ii)): (i) such trial is designed to establish that a Licensed Product has an acceptable safety and efficacy profile for its intended use, and to determine warnings, precautions, and adverse reactions that are associated with such Licensed Product in the dosage range to be prescribed, which trial is intended to support Marketing Approval of such product; and (ii) such trial is a registration trial sufficient to support the filing of Marketing Approval Application for such Licensed Product in the U.S., Japan, or a Major European Market, as evidenced by (A) an agreement with or statement from the FDA or the EMA on a ‘Special Protocol Assessment’ or equivalent, or (B) other guidance or minutes issued by the FDA or EMA, for such registration trial.

1.104 “[***] Organization” as defined in Section 8.4.4.

1.105 “[***] TCR” as defined in Section 8.4.5.

1.106 “[***] TCR Program” as defined in Section 8.4.6.

1.107 “Prioritized TCR” as defined in Section 3.3.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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1.108 “Private Antigen” means any Antigen arising in a tumor cell that is identified by means of a de novo analysis of an individual Patient Sample from an oncology patient provided by or on behalf of GNE. [***].

1.109 “Private Antigen TCR” means a TCR that is identified using the Adaptive Platform, and any modifications or derivatives of such TCR, and is directed to a Private Antigen.

1.110 “Private Antigen TCR Product” means a Cell Therapy engineered to express at least one Private Antigen TCR. A Private Antigen TCR Product may also contain Shared Antigen TCRs in combination with at least one Private Antigen TCR.

1.111 “Private Antigen TCR Product Data” means all Know-How generated by or on behalf of Adaptive either: (a) under the TCR Sequencing Plan; or (b) arising from its performance under the TCR Sequence Supply Agreement, in each case of (a) or (b), in connection with Patient Samples from oncology patients provided by or on behalf of GNE.

1.112 “Private Royalty Term” as defined in Section 9.4.7(b).

1.113 “Project Co-Leader” as defined in Section 2.2.1.

1.114 “Proposed Agreement” as defined in Section 16.6.3(d).

1.115 “Prosecution and Maintenance” or “Prosecute and Maintain” as defined in Section 11.1.3.

1.116 “Public Disclosure” as defined in Section 13.3.1.

1.117 “Recurring Private Antigen” means a Private Antigen against which is directed a Private Antigen TCR that was contained in a Private Antigen TCR Product and that: (a) is identified as recurring and inducing an immune response on a sufficiently frequent basis in the patient population; (b) [***]; and (c) [***].

1.118 “Regulatory Authority” means the FDA (or any successor agency) or any equivalent agency thereof in jurisdictions outside of the US.

1.119 “Regulatory Materials” means any regulatory application, submission, notification, communication, correspondence, registration and other filings made to, received from or otherwise conducted with a Regulatory Authority in order to research, Develop, or Commercialize a TCR or Licensed Product in a particular country or jurisdiction. “Regulatory Materials” includes any Marketing Approval or Marketing Approval Application.

1.120 “Release” as defined in Section 13.1.

1.121 “Requesting Party” as defined in Section 13.3.2.

1.122 “Required Filing(s)” as defined in Section 13.3.1.

1.123 “Research Plan” as defined in Section 3.2.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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1.124 “Research Program” means the activities relating to the identification and initial development of potential Licensed Products conducted by the Parties pursuant to ARTICLE 3, including those under the Research Plan.

1.125 “Reversion TCR” as defined in Section 16.6.2(a)(i).

1.126 “Reversion TCR License” as defined in Section 16.6.2(a)(iii).

1.127 “Reviewing Party” as defined in Section 13.3.2.

1.128 “[***]” as defined in Section 8.4.7.

1.129 “[***]” as defined in Section 8.4.8.

1.130 “Rules” as defined in Section 18.2.1.

1.131 “Sales” of a Licensed Product by any member of the GNE Group means, for any period, the amount stated in GNE’s or the GNE Group’s, as the case may be, “Sales” line of its externally published audited financial statements with respect to such Licensed Product for such period, which amount reflects the gross invoice price of such Licensed Product sold or otherwise disposed of (other than as may be excepted as set forth in the definition of Net Sales) by the GNE Group, reduced by gross-to-net deductions (to the extent applied consistently by the GNE Group with respect to sales of their respective other products; provided that such amount meets the definition of “sales” under applicable Accounting Standards) if not previously deducted from the amount invoiced, taken in accordance with the then currently used Accounting Standard. By way of example, the gross-to-net deductions taken in accordance with the applicable Accounting Standard as of the Effective Date are the following:

(a)    credits, reserves or allowances granted for: (i) damaged, outdated, returned, rejected, withdrawn or recalled Licensed Product, wastage replacement, and short-shipments; (ii) billing errors; and (iii) indigent patient and similar programs (e.g., price capitation);

(b)    governmental price reductions and government mandated rebates;

(c)    chargebacks, including those granted to wholesalers, buying groups and retailers;

(d)    customer rebates including cash sales incentives for prompt payment, cash and volume discounts; and

(e)    taxes, duties and any other governmental charges or levies imposed upon or measured by the import, export, use, manufacture or sale of a Licensed Product, but only to the extent not included in the invoice for such Licensed Product. Income or franchise taxes are excluded.

1.132 “Screening Contract Manufacturer” as defined in Exhibit 7.4.

1.133 “Screening Technology” as defined in Exhibit 7.4.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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1.134 “Screening Technology Transfer” as defined in Exhibit 7.4.

1.135 “Screening Technology Transfer Agreement” as defined in Exhibit 7.4.

1.136 “Shared Antigen Data Package” as defined in Section 3.3.

1.137 “Shared Antigen TCR” means a TCR identified through the use of the Adaptive Platform (and any modifications or derivatives of such TCR) that, in each case, is directed to: (a) a Shared Neoantigen; or (b) a Tumor Associated Antigen.

1.138 “Shared Antigen TCR Product” means a Cell Therapy engineered to express [***] Shared Antigen TCR. A Shared Antigen TCR Product may also contain a combination of Shared Antigen TCRs directed to Shared Neoantigens, Recurring Private Antigens and/or Tumor Associated Antigens.

1.139 “Shared Library” means the library of TCR Sequences and their relationship to given Shared Neoantigens and/or Tumor Associated Antigens, which library consists of all Prioritized TCRs identified through the process described in Section 3.3. For clarity, the Shared Library may also include Prioritized TCRs identified through the process described in Section 3.3 that were originally identified as being directed to Recurring Private Antigens.

1.140 “Shared Neoantigen” means any Neoantigen that has been identified as recurrent across a patient population.

1.141 “Shared Product Antigen Target” as defined in Section 3.3.

1.142 “Shared Royalty Term” as defined in Section 9.4.7(a).

1.143 “T-Cell” means any of the lymphocytes that are derived from the human thymus and have the ability to recognize specific Antigens.

1.144 “Target Turnaround Objective” means in connection with the Private Antigen TCR Products, the completion by Adaptive of the processes described in Parts 2, 3, 4.1 and 4.2 (but not Part 4.3) of the TCR Sequencing Plan Requirements, as set forth in Exhibit 2.2.2(d), within the relevant Target Turnaround Time. [***].

1.145 “Target Turnaround Time” mean, with respect to the Private Antigen Product, and on a patient-by-patient basis, a time period of [***], commencing on the date that Adaptive receives from GNE the relevant list of tumor mutations from such patient (and related tumor (or gDNA extracted from tumor tissue) sample if GNE notifies Adaptive in writing that it is electing to complete the activities set out in Part 1.2 of Exhibit 2.2.2(d)).

1.146 “TCR” means a T-Cell receptor which is a heterodimer expressed on the membrane of a T-Cell that can recognize Antigen epitopes.

1.147 “TCR Sequence Supply Agreements” as defined in Section 7.3.4.

1.148 “TCR Sequences” as defined in Section 5.2.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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1.149 “TCR Sequencing Plan” as defined in Section 2.2.2(d).

1.150 “TCR Sequencing Plan Requirements” as defined in Section 2.2.2(d).

1.151 “TCR-Specific Platform IP” as defined in Section 11.1.1.

1.152 “Term” as defined in Section 16.1.

1.153 “Territory” means all the countries of the world.

1.154 “Third Party” means any entity other than Adaptive or GNE or an Affiliate of either.

1.155 “Third Party Claims” as defined in Section 15.1.

1.156 “Third Party Infringement Claim” as defined in Section 11.5.1.

1.157 “Third Party TCR” as defined in Section 8.3.

1.158 “Title 11” as defined in Section 16.3.

1.159 “TruTCR Criteria” means the criteria set forth in Exhibit 1.159, and any improvements thereto made pursuant to the Research Plan that the Parties mutually agree to include in such criteria (which agreement shall not be subject to GNE’s final decision making authority hereunder).

1.160 “Tumor Associated Antigen” means either (a) a wild-type human Antigen that is over-expressed or selectively expressed in a human tumor cell or (b) an Antigen arising from non-human proteins such as viral sequences that is expressed in a human tumor cell, in each case of (a) or (b), that is not a Neoantigen.

1.161 “US” means the United States of America and its territories and possessions.

1.162 “Valid Claim” means, with respect to a particular country, a claim contained in a TCR-Specific Platform IP Patent or a GNE Collaboration IP Patent, in each instance that is directed to the [***], of a TCR, including [***], and that is in either: (a) an issued and unexpired Patent in such country that has not been disclaimed, revoked, held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that has not been admitted to be invalid or unenforceable through re-examination, re-issue, disclaimer or otherwise, or lost in an interference proceeding; or (b) a patent application in such country that has not been revoked, cancelled, withdrawn, held invalid, patentable, or finally abandoned and that has not been pending for more than [***] from the date of its earliest priority date.

1.163 “VAT” means, in the EU, value added tax calculated in accordance with Council Directive 2006/112/EC and, in a jurisdiction outside the EU, any equivalent tax.

1.164 “Working Group(s)” as defined in Section 2.1.4.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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ARTICLE 2

GOVERNANCE

2.1    Joint Research and Development Committees.

2.1.1 Formation and Composition. As soon as reasonably practicable, Adaptive and GNE shall establish: (a) a joint research committee (the “JRC”) to monitor and coordinate the activities under the Research Program, which the Parties shall form, in any event, within [***] days after the Effective Date; and (b) a joint development committee (the “JDC”) to monitor and coordinate the activities under the Development Program; ((a) and (b), collectively, the “Committees”). The Committees shall each be composed of at least [***] but no more than [***] representatives designated by each Party (and [***] number of representatives). Representatives must be appropriate for the tasks then being undertaken and the stage of research or Development, in terms of their seniority, availability, function in their respective organizations, training and experience. Each Party shall designate one of its representatives as its primary JRC or JDC contact on the respective Committee. Each Party may replace its representatives from time to time by informing the other Party in writing (which may be by email); provided, that if a Party’s representative is unable to attend a meeting, such Party may designate an alternate to attend such meeting by informing the other Party’s representatives in writing (which may be by email) in advance and following submission of such written notification the alternate will be entitled to perform the functions of such representative. The Alliance Managers may attend meetings of the Committees but shall have no right to vote on any decisions of a Committee.

2.1.2 JRC Responsibilities. In addition to its overall responsibility for overseeing the Research Programs, the JRC shall, in particular:

(a)    work with the Project Co-Leaders to coordinate all material research activities performed by each Party and monitor progress of the research activities of the Parties hereunder, including the review and discussion of progress reports delivered under Section 3.5.1;

(b)    review and approve amendments to the Research Plan as proposed by the JPT;

(c)    review and discuss the Shared Antigen Data Package delivered by Adaptive and the Know-How therein;

(d)    review and discuss the Private Antigen TCR Product Data and data related to Recurring Private Antigens;

(e)    review and approve the allocation of resources and efforts for the Research Program;

(f)    determine the specific format and timeline for the transfer of any Deliverables in respect of the Research Program, as set forth in Section 7.1;

(g)    discuss any potential Permitted Third Party TCR Agreements related to the Research Program under this Agreement, as appropriate, as set forth in Section 8.1;

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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(h)    subject to ARTICLE 13, review and approve the research communication and publication strategy as developed by the JPT;

(i)    work to resolve any disputes, controversy or claim related to the matters within the authority of the JRC, including resolving disputes arising within any Working Group of the JRC; and

(j)    perform such other functions as appropriate to further the purposes of this Agreement as determined by the Parties.

2.1.3 JDC Responsibilities. In addition to its overall responsibility for overseeing the Development Program, the JDC shall, in particular:

(a)    work with the Project Co-Leaders to coordinate all material Development activities performed by each Party and monitor progress of the Development activities of the Parties hereunder;

(b)    review and approve amendments to the Development Plan as proposed by the JPT;

(c)    review and approve the allocation of resources and efforts for the Development Programs;

(d)    determine the specific format and timeline for the transfer of any Deliverables in respect of any Development Program, as set forth in Section 7.1;

(e)    discuss any potential Permitted Third Party TCR Agreements related to any Development Program under this Agreement, as appropriate, as set forth in Section 8.1;

(f)    subject to ARTICLE 13, review and approve the overall Development communication and publication strategy as developed by the JPT;

(g)    work to resolve any disputes, controversy or claim related to the matters within the authority of the JDC, including resolving disputes arising within any Working Group of the JDC; and

(h)    perform such other functions as appropriate to further the purposes of this Agreement as determined by the Parties.

2.1.4 Working Groups. From time to time, a Committee may also establish and delegate duties to directed teams on an “as-needed” basis to oversee particular projects or activities within the scope of such Committee’s oversight and responsibility, and such teams shall be constituted and shall operate as the Committee determines (“Working Group(s)”). Each Working Group and its activities shall be subject to the oversight, review and approval of, and shall report to, the Committee that established such Working Group. In no event shall the authority of a Working Group exceed that specified for the appointing Committee set forth in this ARTICLE 2, and Working Groups are not authorized to amend the Research Plan or Development Plan. The Parties agree that promptly following the Effective Date, the Parties will establish: (a) a Joint Project

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Team (“JPT”) as a Working Group of both of the JDC and the JRC, to facilitate the Parties research and Development efforts across the collaboration contemplated under this Agreement, as set forth in additional detail in Section 2.2: and (b) a joint Working Group for Intellectual Property matters under the oversight of both of the JDC and the JRC (“IPWG”) to control and direct certain Intellectual Property and Patent matters under the collaboration, as set forth in additional detail in Section 2.3.

2.2    Joint Project Team.

2.2.1 Formation and Composition. As soon as reasonably possible and in any event within [***] days after the Effective Date, the Parties shall establish the JPT as a Working Group of the JRC and JDC, which shall serve as the core team, with respect to the management and implementation of the Research Programs and Development Programs. The JPT shall be composed of a mutually agreed number of individual(s) from each Party ([***]) with the necessary scientific and technical expertise appropriate for the tasks then being undertaken and the stage of research or Development, in terms of their seniority, availability, function in their respective organizations, training and experience. For the JPT, each Party shall designate one of its representatives as its primary JPT contact (each, a “Project Co-Leader”). Each Party may replace its representatives from time to time by informing the other Party in writing (which may be by email); provided, that if a Party’s representative is unable to attend a meeting, such Party may designate a knowledgeable alternate to attend such meeting and perform the functions of such representative. The JPT shall be subject to the oversight, review and approval of the JRC or JDC, as the case may be.

2.2.2 JPT Responsibilities. In addition to its overall responsibility for managing the Research Programs or Development Programs, the JPT shall, in particular:

(a)    ensure that each Party keeps the JPT informed regarding all material activities performed by such Party under this Agreement that are within the purview of the JPT;

(b)    prepare draft amendments (as needed) to the Research Plan or Development Plan, and submit draft amended Research Plan or Development Plan to the JRC or JDC for approval, as applicable;

(c)    collaboratively review and evaluating results, publications or reports with relevance to the Collaboration Field, including identifying Antigens of interest to the collaboration;

(d)    following the Effective Date, but no later than the filing of the first (1st) IND, agree upon a plan (“TCR Sequencing Plan”) [***] set forth on the attached Exhibit 2.2.2(d) and obligations regarding quality assurance, capacity and throughput capabilities;

(e)    prepare draft amendments (as needed) to the TCR Sequencing Plan, for approval by the JRC or JDC, as applicable, in connection with the Development Program and Commercialization;

(f)    implement the Research Plan, Development Plan and TCR Sequencing Plan, and use commercially reasonable efforts to ensure that activities thereunder are performed in accordance with the approved timelines;

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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(g)    develop a communication and publication plan for publications and public presentations related to Licensed Products and submit such plans to the JRC or JDC for approval, as applicable, and implement such approved plan;

(h)    discuss and attempt to resolve any disputed matters related to the research collaboration and the scientific direction thereof (including manufacturing matters related thereto) before referring such matters to the JRC or JDC, as the case may be;

(i)    discuss strategies for the coordination of the Parties’ respective manufacturing efforts in order to reach the targeted end-to-end manufacturing times with a focus on pursuing those strategies that yield the highest value-add with respect to achievable efficiencies and consistent with the goals set forth in Section 7.3.3;

(j)    coordinate timelines for incurring any manufacturing capital expenditures or personnel commitments reasonably necessary for manufacturing activities in relation to the Development and Commercialization of Licensed Products in the Collaboration Field, consistent with the goals set forth in Section 7.3.3, in relation to each Parties’ expressed commitments to specific Development goals and completion of the activities constituting the Target Turnaround Objective within the Target Turnaround Time with respect to Shared Antigen TCR Products or Private Antigen TCR Products, as applicable;

(k)    [***];

(l)    develop plans and procedures for the transfer of any Materials or Know- How between the Parties, as set forth in Section 7.1; and

(m)    perform such other functions as agreed to by the JRC or JDC or as specified in this Agreement.

2.3 IPWG.

2.3.1 Formation and Composition. As soon as reasonably possible and in any event within [***] days after the Effective Date, the Parties shall establish the IPWG as a Working Group, which IPWG shall consist of [***], unless otherwise agreed by the Parties. The IPWG shall provide a forum for the exchange of information between the Parties, and shall undertake a decision-making role with respect to the Intellectual Property matters arising under the collaboration, including with respect to the Prosecution and Maintenance of those Patents arising from the Research Programs and Development Programs and referenced in the definition of Valid Claim; provided that the Parties shall discuss such Prosecution and Maintenance with respect to the Adaptive Platform IP only as and to the extent such Adaptive Platform IP relates to the Licensed Products.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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2.3.2 IPWG Responsibilities. In addition to its general overall responsibility for managing the Prosecution and Maintenance of Patents that cover TCR-Specific Platform IP arising under this Agreement, the IPWG shall discuss and determine:

(a)    on a Patent application-by-Patent application basis, which Party is to take the lead in Prosecution and Maintenance of such Patents (or claims of such Patents), as set forth in additional detail in Section 11.3.2;

(b)    on a Patent application-by-Patent application basis, which applications and claims should, in such applications, be Prosecuted and Maintained and which claims or applications, if any, should be abandoned;

(c)    on a Patent application-by-Patent application basis, review and endeavor to settle any disagreement regarding which Party should own the relevant Patent application, based on the ownership principles set forth in Section 11.2.2;

(d)    the relative strength of the current Patents included in the TCR-Specific Platform IP;

(e)    cost effective strategies for the management of the Prosecution and Maintenance of Patents under the Agreement;

(f)    strategies to terminate suspected or potential Infringement, that it considers in the best interest of both Parties, as set forth in Section 11.4.2; and

(g)    strategies to defend against any Third Party Infringement Claim, that it considers in the best interest of both Parties and the Licensed Products, as set forth in Section 11.5.2.

2.4    Meetings.

2.4.1 Committees and Working Groups. Each Committee and Working Group shall meet at least [***] (unless otherwise agreed by the Parties) and at such other times as deemed appropriate by the respective Committee or Working Group, or as otherwise set forth in this ARTICLE 2. The presence of at least [***] shall constitute a quorum at a Committee or Working Group meeting. The Committees and Working Groups may meet in person or via teleconference or otherwise, in each case as agreed by the Committee or Working Group, provided, that for each Committee or Working Group at least [***] per calendar year shall be held in person, unless otherwise agreed by the Parties. For the avoidance of doubt, meetings of the JPT and IPWG are addressed in Section 2.4.2, and the JPT and IPWG shall not be considered Working Groups for the purposes of this Section 2.4.1.

2.4.2 JPT and IPWG. The JPT and IPWG shall meet at least [***] by audio or video teleconference or as otherwise agreed by the JPT or IPWG, as applicable.

2.4.3 Meeting Agendas and Minutes. Not later than [***] days after the Committees and the JPT and IPWG are formed, the JRC, JDC, JPT and IPWG shall each hold an organizational meeting by video or teleconference to establish their respective operating procedures, including establishment of agendas, and preparation and approvals of minutes as appropriate with respect to the role of such Committee or Working Group. Unless otherwise agreed, GNE’s representatives on each Committee or Working Group shall be responsible for keeping minutes that record in writing all decisions made, action items assigned or completed, and other appropriate matters,

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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including preparing and circulating an agenda for each upcoming meeting of the relevant Committee or Working Group. Meeting minutes shall be sent to both Parties promptly after a meeting for review, comment and approval by each Party. A decision that is made at the Committee or a Working Group meeting shall be recorded in minutes, and decisions that are made by a Committee or Working Group outside of a meeting shall be documented in writing and be shown to be clearly agreed by all representatives of the Committee or Working Group as relevant.

2.4.4 General. Employees of each Party other than its Committee or Working Group representatives may attend meetings of the Committee or Working Group as non-voting participants, and, with the consent of the other Party, a Party’s consultants and advisors involved in a Research Program or Development Program may attend meetings of the Committee or a Working Group as non-voting observers; provided, that such consultants and advisors are under obligations of confidentiality and non-use applicable to the Confidential Information of the other Party as required by ARTICLE 12 and each Party shall have the right to excuse the other Party’s consultants and advisors from a meeting at any time. Each Party shall be responsible for all of its own expenses of participating in the Committee or any Working Group.

2.5    Decision-Making.

2.5.1 JPT Disputes and Decision Making. Each Party will discuss and attempt to resolve any potential or evolving disagreement related to the Research Program or Development Program (and not as between the Parties, which is subject to Section 18.1) through its respective Project Co-Leaders for a period of [***] business days before it is brought before the JPT for resolution. With respect to the decisions of matters brought before the JPT, [***] in all decisions, and the Parties shall attempt to make decisions by reaching unanimous agreement. If the JPT is unable to achieve a unanimous vote within [***] business days after the a matter is brought to vote before the JPT, or such longer period as the Project Co-Leaders agree, such matter shall be [***].

2.5.2 Working Group Disputes and Decision Making. Each Party shall use Commercially Reasonable Efforts to perform its responsibilities under any Working Group and provide reasonable support to the other Party in connection with the same. Unless otherwise agreed in connection with the formation of any Working Group (other than the JPT, which is addressed in Section 2.5.1), each Party will discuss and attempt to resolve any potential or evolving disagreement related to the subject matter of a given Working Group at the Working Group level prior to escalation to any Committee. With respect to the decisions of any Working Group (other than the JPT which is addressed in Section 2.5.1), [***] in all decisions, and the Parties shall attempt to make decisions by reaching unanimous agreement. If the relevant Working Group is unable to achieve a unanimous vote within [***] business days after the a matter is brought to vote before such Working Group then [***].

2.5.3 Committee Disputes and Decision Making. Each Party will discuss and attempt to resolve any potential or evolving disagreement related to the Research Program and/or Development Programs through the JPT, or the Parties’ other activities under a given Working Group at the Working Group level, in accordance with Section 2.5.1 and Section 2.5.2, as applicable. For any matters that remain unresolved at the JPT or Working Group level and that are referred to the Committee for resolution, [***], and the Parties’ representatives shall attempt to make decisions by reaching unanimous agreement. If the relevant Committee is unable to achieve a unanimous agreement within [***] business days after the matter is brought to vote before such Committee then [***].

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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2.6    Dissolution. Upon the earlier of expiration or termination of the last Research Program or Development Program, the JRC and JPT will have no further responsibilities or authority under this Agreement and the JPT and JRC will be deemed dissolved by the Parties. The JDC shall continue to exist until the First Commercial Sale of a Licensed Product in the U.S., Japan or any Major European Market at which time it shall automatically cease operations, unless earlier disbanded. Upon the mutual agreement of the Parties, any Committee or Working Group may be dissolved by the Parties. Following any dissolution of a Committee or Working Group, such Committee or Working Group will have no further responsibilities or authority under this Agreement; provided that the Parties will be directly responsible for any exchange of information, Know-How or reports for which the disbanded Committee or Working Group was responsible prior to such dissolution, unless otherwise agreed.

2.7    Alliance Managers. Promptly following the Effective Date, each Party shall designate an individual to act as the primary business contact and relationship manager for such Party for matters related to this Agreement (the “Alliance Managers”). The Alliance Managers shall: (a) serve as the primary contact points between the Parties for the purpose of providing the other Party with information on the progress of such Party’s activities under this Agreement; (b) facilitate the flow of information and collaboration between the Parties; and (c) act as advocates for the collaboration as a whole. The Alliance Managers may also bring any matter to the attention of any Committee or Working Group if such Alliance Manager reasonably believes that such matter warrants such attention and shall assist in the resolution of potential and pending issues and potential disputes in relation to the Agreement or the Parties’ activities under the Research Programs and Development Programs, as applicable, in a timely manner to enable the Committees and the Parties to reach consensus and avert escalation of such issues or potential disputes. Either Party may replace its Alliance Manager at any time by informing the other Party’s Alliance Manager in writing (which may be by email). Each Party shall ensure that its Alliance Manager is capable of performing the obligations required of an Alliance Manager under this Agreement and, absent agreement of the Parties, no Alliance Manager shall be eligible to serve as a Party’s representative on any Committee or Working Group.

2.8    Limitations on Authority. Each Party shall retain the rights, powers, and discretion granted to it under this Agreement, and no such rights, powers, or discretion shall be delegated to or vested in a Committee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. No Committee shall have the power to amend, modify or waive compliance with this Agreement, which may only be amended or modified, or compliance with which may only be waived, as provided in Section 19.6.

2.9    Escalation. If, notwithstanding the Alliance Managers’ assistance, the [***] is unable to resolve any dispute referred to such Committee within [***] business days after the date such dispute is first referred to such Committee or otherwise arises at the Committee level, or within such longer period as the Parties may agree, either Party may elect to submit such issue to the CEO for Adaptive (or a person in an equivalent position at Adaptive), and a vice president of research or development for GNE (or their respective designees). These executives (or their appointed designees) are referred to collectively as the “Executives.”

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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2.10 Final Resolution. In the event that the Executives are unable to resolve a given issue referred to them in accordance with Section 2.9 within [***] business days after the dispute is first referred to the Executives, then: [***] shall have final decision making authority, including selecting which Antigens will be screened by Adaptive using the Adaptive Platform under the Research Plan, selecting Prioritized TCRs for inclusion in Licensed Products and selecting Recurring Private Antigens for further evaluation under this Agreement; provided, that: [***]. Neither the JDC, JRC, Working Group nor either Party shall have the authority to amend or modify, or waive its own compliance with, this Agreement.

2.11 Decision-Making Exceptions. Notwithstanding the foregoing provisions of this ARTICLE 2, (a) if GNE reasonably and in good faith believes that there is a material safety issue with respect to a Licensed Product being used in a given Clinical Trial that is being conducted hereunder, then GNE shall have the right to suspend such Clinical Trial until such safety issue is reasonably resolved; or (b) if a Party reasonably and in good faith believes that a change to any Research Plan or Development Plan is required in order for either Party to ensure compliance with applicable laws, rules and regulations (or to satisfy a specific governmental authority request), then such Party shall notify the other Party thereof in writing, including a reasonably detailed description of such changes and requirements to comply with applicable laws, and such changes shall thereafter be deemed to an amendment to the then-current plan; provided, that the determination as to whether such changes are required to comply with applicable laws, rules and regulations or satisfy a governmental authority request shall be subject to ARTICLE 18.

ARTICLE 3

RESEARCH PROGRAM

3.1    General. The Parties shall conduct the Research Program in accordance with the Research Plan. Each Party shall comply with all applicable laws, rules and regulations (and in the case of Adaptive, cGLP) in the conduct of the Research Program. Each Party shall, in performing its obligations under the Research Program, assign responsibilities to those portions of its organization that have the appropriate resources, expertise and responsibility for such obligations. Each Party shall be responsible for its own costs associated with the activities it conducts under the Research Program.

3.2    Research Program and Research Plan. The Parties shall conduct and collaborate with respect to the Research Program, which will focus on: (a) expanding Adaptive’s existing collection of Shared Antigen TCRs and identifying TCRs that will be included in the Shared Library and that may thereby be suitable for inclusion in Shared Antigen TCR Products; and (b) optimizing the discovery, identification and validation process for identifying Private Antigen TCRs, including in respect of clauses (a) and (b) timelines, scope, allocations of responsibilities, tasks and deliverables, as applicable. The Parties shall collaborate to agree upon a plan for the activities under the Research Program (the “Research Plan”). An initial draft of the Research Plan is attached to this Agreement as Exhibit 3.2. The JRC may amend in writing the Research Plan from time to time; provided that if the Parties are unable to agree upon any such amendment, the decision-making rules set forth in Sections 2.9 through 2.11 shall apply. During the period of any dispute regarding an amendment to the Research Plan, the Parties shall continue to perform activities in accordance with the most current mutually agreed version of the Research Plan.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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3.3    Shared Library and Prioritized TCRs. In connection with the research related to Shared Antigen TCR Products, (a) GNE may request that Adaptive evaluate certain Shared Neoantigens or Tumor Associated Antigens; or (b) the Parties may agree through the JPT upon certain Shared Neoantigens or Tumor Associated Antigens that they wish to evaluate, in each case in order to generate Shared Antigen TCRs that are suitable to be designated as a Prioritized TCR, and potentially included in a Shared Antigen TCR Product, or (c) GNE may select (or Adaptive may propose through the JPT) for evaluation any Shared Neoantigens or Tumor Associated Antigens for which Adaptive has generated, as of the Effective Date, TCRs which are directed to such Antigen (such TCRs, the “Existing Adaptive TCRs”, and each such Shared Neoantigen or Tumor Associated Antigen in (a), (b) or (c), a “Shared Product Antigen Target”). Following such selection, request or agreement, Adaptive, in accordance with the Research Plan, shall conduct the further activities set forth in the Research Plan to (i) identify TCRs directed to each such Shared Product Antigen Target, and (ii) to further evaluate and analyze such TCRs (including any Existing Adaptive TCRs that have not yet been determined to meet the criteria for a Prioritized TCR), using its TruTCR Criteria and the additional screening and selection assays that are part of the Adaptive Platform and described in the Research Plan, to identify a subset of such TCRs that are suitable to progress as a therapeutic product (such subset of TCRs, the “Prioritized TCRs”) and that will be included in the Shared Library. Following the completion of such activities with respect to each Shared Product Antigen Target (including any Shared Product Antigen Target that generated Existing Adaptive TCRs that have already met the criteria to be designated as Prioritized TCRs), Adaptive will provide GNE, through the JPT, with a data package, which will include: (A) a listing of and detailed information and data relating to the Prioritized TCRs for such Shared Product Antigen Target (for clarity, all of which are included in the Shared Library), including the results of the testing and analyses (e.g. functional and safety screens, Antigen targets, etc.) that form the basis on which each of the Prioritized TCRs has been selected; and (B) a list of the Tumor Associated Antigens and Shared Neoantigens against which no TCRs meeting the TruTCR Criteria were identified (i.e. that did not generate any Prioritized TCR) and the information set forth on Part 2 of Exhibit 1.159 with respect to each such Shared Product Antigen Target (each such data package for each evaluated Shared Product Antigen Target, a “Shared Antigen Data Package”). During a period of [***] days following delivery of a Shared Antigen Data Package, or such longer period as the Parties may agree, [***].

3.4    Subcontractors. GNE may subcontract portions of its work under the Research Program to Affiliates or Third Parties; provided, that such subcontract is consistent with the terms and conditions of this Agreement. Adaptive may subcontract portions of its work under the Research Program (including those quantities to be supplied under the Research Program, as further specified in the Research Plan) to Affiliates and to the Third Parties listed on Exhibit 3.4 (as such list may be amended from time to time by mutual agreement) (“Approved Subcontractors”); provided, that in each case such subcontract is consistent with the terms and conditions of this Agreement. Except for Approved Subcontractors, Adaptive may not subcontract any portion of its work under the Research Program to any Third Party without GNE’s prior written consent to the identity of such Third Party, such consent not to be unreasonably withheld, and provided that Adaptive shall not be required to get GNE’s consent to the terms of any subcontract that is consistent with the terms and conditions of this Agreement. The subcontracting Party shall remain responsible (at its cost) for and shall ensure that each subcontractor complies with the terms and conditions of this Agreement.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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3.5    Reports; Records; and Inspections.

3.5.1 Progress Reports. Each Party shall keep the other Party informed of its activities under the Research Program, and shall provide to the other Party’s representatives on the JRC, regular summary updates at each meeting. If reasonably necessary for a Party to perform its work under the Research Program, that Party may request that the other Party provide more detailed information and data regarding the updates it earlier provided, and the other Party shall promptly provide the requesting Party with information and data as is reasonably available and reasonably necessary to conduct the Research Program, and such other information as the Parties agree. Neither Party is required to generate additional data or prepare additional reports to comply with the foregoing obligation. Subject to Section 12.2, all such reports, information and data provided by a Party shall be considered the providing Party’s Confidential Information.

3.5.2 Research Records. Each Party shall maintain records of the Research Program (or cause such records to be maintained) in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved by or on behalf of such Party in the performance of the Research Program. All laboratory notebooks shall be maintained for no less than the term of any Patent issuing therefrom. All other records shall be maintained by each Party during the Term. All such records of a Party shall be considered such Party’s Confidential Information.

3.6    Research Efforts. The Parties shall use Commercially Reasonable Efforts to conduct their respective tasks under the Research Program.

ARTICLE 4

DEVELOPMENT PROGRAM

4.1    General. Following identification of Shared Antigen TCRs or Private Antigen TCRs through the Research Program, the Parties shall conduct the Development Program in accordance with the Development Plan. Each Party shall comply with all applicable laws, rules and regulations (and in the case of Adaptive, cGLP). Each Party shall, in performing its obligations under the Development Program, assign responsibilities to those portions of its organization that have the appropriate resources, expertise and responsibility for such obligations. Each Party shall be responsible for its own costs associated with the activities it conducts under the Development Program.

4.2    Development Program and Development Plan. Within [***] days after the Effective Date (or such alternative date as mutually agreed), the Parties shall draft and agree upon a Development plan directed to the Development of both Shared Antigen TCR Products and Private Antigen TCR Products, including manufacturing thereof in connection with such Development (“Development Plan”). The JDC may subsequently draft and agree upon additional development plans with respect to an individual Licensed Product or related Licensed Products. The JDC may amend in writing any Development Plans from time to time; provided that if the Parties are unable to agree upon any such amendment, the decision-making rules set forth in Sections 2.9 through 2.11 shall apply. During the period of any dispute regarding an amendment to the Development Plan, the Parties shall continue to perform activities in accordance with the most current mutually agreed version of the Development Plan. The Development Plan shall include: (a) activities directed to the Development of Shared Antigen TCR Products following the identification of

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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Prioritized TCRs in accordance with Section 3.3; (b) activities directed to the Development of the Private Antigen TCR Product; (c) certain baseline immune monitoring work provided by Adaptive [***], as well as any additional immune monitoring work reasonably requested by GNE and agreed by Adaptive, [***], and shall be based upon the “Development Plan Overview” set forth on the attached Exhibit 4.2. GNE shall be responsible under the Development Program for selecting which Shared Antigen TCR Products and Private Antigen TCR Products shall enter into Clinical Trials.

4.3    Subcontractors. GNE may subcontract portions of its work under the Development Program to Affiliates or Third Parties; provided, that such subcontract is consistent with the terms and conditions of this Agreement. Adaptive may subcontract portions of its work under the Development Program (including those quantities to be supplied under the Development Program, as further specified in the Development Plan) to Affiliates and to the Third Parties listed on Exhibit 4.3 (as such list may be amended from time to time by mutual agreement) (“Approved Development Subcontractors”); provided, that in each case such subcontract is consistent with the terms and conditions of this Agreement. Except for Approved Development Subcontractors, Adaptive may not subcontract any portion of its work under the Development Program to any Third Parties without GNE’s prior written consent to the identity of such Third Party, such consent not to be unreasonably withheld, and provided that Adaptive shall not be required to get GNE’s consent to the terms of any subcontract that is consistent with the terms and conditions of this Agreement. The subcontracting Party shall remain responsible (at its cost) for and shall ensure that each subcontractor complies with the terms and conditions of this Agreement.

4.4    Reports; Records; and Inspections.

4.4.1 Progress Reports. Each Party shall keep the other Party informed of its activities under the Development Program, and shall provide to the other Party’s representatives on the JDC regular summary updates at each meeting. If reasonably necessary for a Party to perform its work under the Development Program, that Party may request that the other Party provide more detailed information and data regarding the updates it earlier provided, and the other Party shall promptly provide the requesting Party with information and data as is reasonably available and reasonably necessary to conduct the Development Program, and such other information as the Parties agree. Neither Party is required to generate additional data or prepare additional reports to comply with the foregoing obligation. Subject to Section 12.2, all such reports, information and data provided by a Party shall be considered the providing Party’s Confidential Information.

4.4.2 Development Records. Each Party shall maintain records of the Development Program (or cause such records to be maintained) in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved by or on behalf of such Party in the performance of the Development Program. All laboratory notebooks shall be maintained for no less than the term of any Patent issuing therefrom. All other records shall be maintained by each Party during the Term. All such records of a Party shall be considered such Party’s Confidential Information.

4.5    Regulatory. GNE shall be responsible for preparing and submitting regulatory documentation for Licensed Products. Adaptive shall support GNE, as may be reasonably necessary, in preparing and submitting, obtaining such regulatory documentation, and in the activities in support thereof, including providing information, documents or other materials required by applicable law for inclusion in or in support of regulatory documentation, in each case in accordance with the terms and conditions of this Agreement and the Development Plan.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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4.6    Development Efforts. The Parties shall use Commercially Reasonable Efforts to conduct their respective tasks under the Development Program and to comply with the Development Plan Overview.

ARTICLE 5

COMMERCIALIZATION

5.1    General. Except as expressly set forth in Section 5.2, GNE shall have the sole right and authority to Commercialize the Licensed Products in the Territory. GNE shall conduct all Commercialization activities in compliance with all applicable laws, rules and regulations.

5.2    Licensed Products. Following Marketing Approval of each Licensed Product, GNE or its Affiliate shall be solely responsible for and control all Commercialization activities with respect to such Licensed Product; provided, that Adaptive shall continue to be responsible for the identification of the full sequences of Private Antigen TCRs, Shared Antigen TCRs (individually and collectively, “TCR Sequences”) for each individual patient in accordance with the TCR Sequencing Plan, and providing the TCR Sequences to GNE and its Affiliates for the manufacture of the such Licensed Product.

5.3    Commercialization Efforts. GNE shall use Commercially Reasonable Efforts to seek Marketing Approval for, and Commercialize, at least one Licensed Product.

ARTICLE 6

LICENSES

6.1    License to GNE.

6.1.1 License Grants. Subject to the terms and conditions of this Agreement, including each Party’s exclusivity obligations pursuant to ARTICLE 8, Adaptive hereby grants to GNE:

(a)    a transferable, worldwide, license to use and practice all TCR-Specific Platform IP, to Develop and Commercialize Licensed Products and related Companion Diagnostics in the Field, which license shall be exclusive as to Licensed Products, and non-exclusive as to Companion Diagnostics, in each case, subject to Adaptive retaining the right to perform all activities it is required to conduct under the Research Program or Development Program or otherwise under this Agreement in connection with the Development and Commercialization of Licensed Products;

(b)    a non-transferable (subject to Section 19.3), worldwide, perpetual, irrevocable, non-exclusive license to use and practice all data and information within each Shared Antigen Data Package and any other Know-How disclosed by Adaptive to GNE under the Agreement (but not, in each case, any such Know-How that is included in the Adaptive Core Platform IP) in connection with research and development activities conducted by GNE in any fields of use, provided that Adaptive’s retained non-exclusive rights to use the data and information within the Shared Antigen Data Packages are subject to its exclusivity obligations under ARTICLE 8; and

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(c)    a non-transferable (subject to Section 19.3), worldwide, perpetual, irrevocable, non-exclusive license to use all Private Antigen TCR Product Data in connection with research and development activities conducted by GNE in any field of use, provided that Adaptive’s retained non-exclusive rights to use such Private Antigen TCR Product Data are subject to Adaptive’s exclusivity obligations under ARTICLE 8. For clarity, it is understood that Adaptive retains the right to use the Private Antigen TCR Product Data: (i) for research and development purposes in all fields, including to make improvements to the Adaptive Platform and the Screening Technology, subject to Adaptive’s exclusivity obligations under ARTICLE 8; and (ii) in connection with the development and commercialization of products that are not therapeutic products (including diagnostic, prophylactic vaccine and immunological research products) and services.

(d)    a royalty-free, non-transferable (subject to Section 19.3), sublicensable, perpetual, worldwide, irrevocable, non-exclusive license under any Adaptive Platform IP described in clauses (b) and (c) of Section 11.1.1 that is conceived, discovered, developed or otherwise made (i) solely by or on behalf of GNE or its Affiliates, or (ii) jointly by or on behalf of GNE or its Affiliates, on the one hand, and Adaptive or its Affiliates, on the other hand, in each case of (i) and (ii), in any fields of use other than (A) services for immunological research, (B) diagnostic services or products (other than Companion Diagnostics), and (C) immune monitoring (other than as contemplated under this Agreement).

(e)    For clarity, with the exception of the license granted in Section 6.1.1(d), no license is granted to GNE pursuant to this Section 6.1.1, to use or practice any Adaptive Core Platform IP.

6.1.2 Sublicenses. GNE shall have the right to sublicense the rights granted under Section 6.1.1 to its Affiliates or Third Parties, provided that such sublicense is consistent with the terms and conditions of this Agreement, and provided further that GNE shall remain responsible for such Affiliate’s or Third Party’s compliance with all obligations under this Agreement applicable to such Affiliate or Third Party. For clarity, no grant of any sublicense to a Third Party or an Affiliate shall relieve GNE of its obligations hereunder.

6.1.3 Subcontracting. GNE shall have the unrestricted right to enter into subcontracts with Third Parties and Affiliates acting by or for the benefit of GNE with respect to the activities authorized under this Agreement; provided, that in each instance such subcontract is consistent with the terms and conditions of this Agreement.

6.2    License to Adaptive.

6.2.1 License Grants. Subject to the terms and conditions of this Agreement, including each Party’s exclusivity obligations pursuant to ARTICLE 8, GNE hereby grants to Adaptive:

(a)    a royalty-free, non-transferable (subject to Section 19.3), non-sublicenseable (except to any Approved Subcontractors if necessary), non-exclusive license under the GNE Collaboration IP to the extent necessary for Adaptive to conduct the activities it is required to conduct under the Research Program, Development Program and Commercialization activities under the TCR Sequencing Plan, including, to identify and evaluate Shared Antigen TCRs and Private Antigen TCRs; and

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(b)    a royalty-free, non-transferable (subject to Section 19.3), sublicenseable, perpetual, worldwide, irrevocable, non-exclusive license under the GNE Collaboration IP and any other Know-How disclosed by GNE to Adaptive under the Agreement (but not, in each case, any such Intellectual Property relating to the manufacture (including gene-editing, expression, production methods, formulations and process development) of TCRs or Licensed Products) for research and development purposes, including to make improvements to the Adaptive Platform and to use such improved Adaptive Platform for all purposes, subject to Adaptive’s obligations under this Agreement, including ARTICLE 8.

(c)    a royalty-free, non-transferable (subject to Section 19.3), sublicenseable, perpetual, worldwide, irrevocable, non-exclusive license under any GNE Collaboration IP (excluding any GNE Collaboration IP relating to the manufacture (including gene-editing, expression, production methods, formulations and process development) of TCRs or Licensed Products) that is conceived, discovered, developed or otherwise made (i) solely by or on behalf of Adaptive or its Affiliates, or (ii) jointly by or on behalf of Adaptive or its Affiliates, on the one hand, and GNE or its Affiliates, on the other hand, in each case of (i) and (ii), for any and all purposes outside of the Collaboration Field, subject to Adaptive’s obligations under this Agreement.

6.2.2 Sublicenses. Adaptive shall have the right to sublicense the rights granted under Section 6.2.1(b) and (c) to its Affiliates or Third Parties, provided that such sublicense is consistent with the terms and conditions of this Agreement, and provided further that Adaptive shall remain responsible for such Affiliate’s or Third Party’s compliance with all obligations under this Agreement applicable to such Affiliate or Third Party. For clarity, no grant of any sublicense to a Third Party or an Affiliate shall relieve Adaptive of its obligations hereunder.

6.3    No Additional Licenses. Except as expressly provided in this Agreement, nothing in this Agreement shall grant either Party any right, title or interest in and to the Know-How, Patents or other intellectual property rights of the other Party (either expressly or by implication or estoppel).

ARTICLE 7

MANUFACTURING, SUPPLY AND TECHNOLOGY TRANSFER

7.1    Materials. Each Party shall use Commercially Reasonable Efforts to provide the other Party with the tangible materials (“Materials”) and other deliverables specified under the Research Plan and Development Plans, including any IND-enabling packages or data prepared by Adaptive before or after the Effective Date including, as applicable, any Shared Antigen Data Package or Private Antigen TCR Product Data (collectively, along with the Materials, the “Deliverables”). The JRC and JDC (as applicable) shall determine the specific format and timeline for the transfer of such Deliverables.

7.2    Rights of Use. With respect to the Materials and Deliverables provided by one Party to another Party pursuant to Section 7.1, each Party shall have the right to use such Materials for the

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activities under the Research Program or Development Program, and for those Commercialization activities for which it is responsible, and to exercise the rights granted to such Party pursuant to ARTICLE 6. Subject to the foregoing, all such Deliverables: (a) shall be used by a Party only in accordance with the terms and conditions of this Agreement; (b) shall not be used or delivered by a Party to or for the benefit of any Third Party except as expressly provided for in this Agreement or in a manner consistent with its licensed or retained rights; and (c) shall be used by a Party in compliance with all applicable laws, rules and regulations.

7.3    Manufacturing and Supply.

7.3.1 Generally. GNE shall be solely responsible for clinical and commercial supply, and manufacturing, of the Licensed Products in the Territory, subject to Adaptive’s rights in the following sentence. Adaptive shall be solely responsible for supplying TCR Sequences under this Agreement, including data created or developed in connection with generating and evaluating TCR Sequences, in accordance with the TCR Sequencing Plan (as may be amended pursuant to Section 2.2.2(e)) for both the Development Program and for Commercialization activities. Each Party shall conduct all its respective manufacturing and supply activities in compliance with all applicable laws, rules and regulations. Each Party shall, in performing its respective obligations, assign responsibilities to those portions of its organization that have the appropriate resources, expertise and responsibility for such obligations. Each Party shall be responsible for its own costs associated with its respective manufacturing and supply activities it conducts under this Agreement, including for clarity, all costs associated with activities undertaken under this ARTICLE 7.

7.3.2 Regulatory Filings. GNE shall own and control all regulatory filings and Marketing Approvals for the Licensed Products, including for the end-to-end manufacturing process for the Licensed Products. Adaptive shall cooperate with, and provide all information and documentation reasonably requested by, GNE to support activities necessary to obtain and maintain Marketing Approvals for the Licensed Products. Adaptive shall notify and provide copies to GNE of all communication received from Regulatory Authorities relating to the activities (e.g., the screening and identification of TCR Sequences) undertaken by or on behalf of Adaptive under this Agreement, and shall consider in good faith any comments timely provided by GNE in response to such communication or in preparation for any meetings with Regulatory Authorities related thereto.

7.3.3 Adaptive Platform Improvements. Adaptive shall be responsible for implementing changes in respect of the Screening Technology for the Adaptive Platform as follows: (a) [***] (i) where such changes are required by a Regulatory Authority for the Licensed Products, within a reasonable time following notification of such requirement; and (ii) in connection with any improvements required to optimize the Adaptive Platform for Development and/or Commercialization of Licensed Products in order to (A) complete the activities constituting the Target Turnaround Objective within the Target Turnaround Time; and/or (B) meet the throughput capacity necessary in order to meet the requirements for Clinical Trials and Commercialization, in each case of (A) and (B), in order that such improvements can be operational for Development and Commercialization of Licensed Products at a time to be mutually agreed by the Parties through the JPT; and (b) [***], for any changes or improvements to the Screening Technology not covered by (a), including any such improvements necessary to further reduce the number of days to complete

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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the activities constituting the Target Turnaround Objective (i.e. following changes already implemented by Adaptive under subclause (a)(ii)(A) above), as requested by GNE and following discussion at the JPT with respect to timing and implementation of such changes. The Parties acknowledge and agree that one of the goals of Development for the Private Antigen TCR Products is to reduce the time to completion by Adaptive of the processes described in Parts 2, 3, 4.1 and 4.2 of the TCR Sequencing Plan Requirements to [***] days from the date that tumor tissue or other sample is received from GNE in accordance with Part 1.2 of Exhibit 2.2.2(d).

7.3.4 Supply Agreement. GNE and Adaptive shall negotiate in good faith and enter into a supply agreement and quality agreement applicable to the use of the Adaptive Platform for the provision of TCR Sequences in connection with the Development Program and Commercialization activities consistent with this Agreement and the TCR Sequencing Plan Requirements (the “TCR Sequence Supply Agreements”), which TCR Sequence Supply Agreements shall provide: (a) for the supply of TCR Sequences in connection with the activities performed by Adaptive under the TCR Sequencing Plan; (b) a mechanism by which the Parties would work together in good faith for an agreed period of time to resolve actual or potential issues or failures arising in connection with the identification and supply of TCR Sequences prior to GNE having a right to require transfer of any Screening Technology under any TCR Sequence Supply Agreement, taking into account each Party’s role in the end-to-end manufacturing timelines required for the effective Development and Commercialization of Licensed Products; and (c) other terms customary in the pharmaceutical industry to agreements of this nature, including reasonable inspection and audit rights for GNE and any Regulatory Authority to the extent required in connection with regulatory filings for the Licensed Products.

7.4    Technology Transfer. If Adaptive elects to engage a contract manufacturer to supply TCR Sequences in accordance with and as defined under the TCR Sequence Supply Agreement, then such contract manufacturer shall be an Approved Subcontractor (or otherwise approved by GNE) and Adaptive shall be responsible for all costs associated with the supply of the TCR Sequences by such contract manufacturer. Notwithstanding the preceding sentence, in connection with the supply of TCR Sequences for the Private Antigen TCR Products, if: (a) Adaptive notifies GNE in writing that it is unwilling for whatever reason or that it is or expects to be unable to perform the activities set out in the TCR Sequencing Plan and/or in the timelines set forth therein; or (b) Adaptive materially defaults on its obligations to supply TCR Sequences in accordance with and as defined under the TCR Sequence Supply Agreement, then in either instance upon GNE’s election and written notice to Adaptive, [***] in connection with Adaptive’s failure to perform such activities or material breach of such obligations, Adaptive will disclose and transfer to GNE, or a contract manufacturer mutually agreed by GNE and Adaptive, all Screening Technology, including licenses under applicable Intellectual Property, solely as necessary to enable GNE or such contract manufacturer to conduct those processes and techniques within the Adaptive Platform that are necessary for the identification of TCR Sequences (including creation or development of data in connection therewith) based upon Patient Samples, and supply to GNE of the Private Antigen TCR Product Data related thereto, for GNE’s use in the manufacture of Licensed Products; provided, that such transfer shall be subject to the terms and conditions of Exhibit 7.4. Without limiting the foregoing, each Party will use reasonable efforts to facilitate the transfer and enablement of such Screening Technology. If Adaptive performs such technology transfer, Section 9.4.4 shall apply following such transfer.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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ARTICLE 8

EXCLUSIVITY

8.1    Adaptive.

8.1.1 Other TCR Cell Therapies. During the Term and without modifying any exclusive licenses granted under ARTICLE 6, Adaptive shall not, and shall cause its Affiliates (subject to Section 8.1.4) not to, directly or indirectly, itself or through any license or collaboration with a Third Party, Develop or Commercialize any Other TCR Cell Therapy in the Collaboration Field. Notwithstanding the foregoing, with respect only to Tumor Associated Antigens, if and to the extent Adaptive or GNE believes in good faith that the collaboration under this Agreement may be enhanced by Adaptive entering into an agreement with a Third Party for the Development and Commercialization (non-exclusively) of an Other TCR Cell Therapy that is directed to one or more Tumor Associated Antigens (including those Tumor Associated Antigens that may be the targets of any Licensed Products), such Party shall discuss such potential arrangement in the JRC and/or JDC, as appropriate, and if the Parties mutually agree in writing, Adaptive shall have the right to negotiate and, subject to GNE’s review and approval of any such agreement, enter into such agreement with such Third Party (any such permitted agreement, a “Permitted Third Party TCR Agreement”), and the Parties shall share the proceeds of any such Permitted Third Party TCR Agreement such that [***]% of such proceeds are allocated to Adaptive and [***]% of such proceeds are allocated to GNE.

8.1.2 Prioritized TCRs. During the Term, Adaptive shall not, and shall cause its Affiliates (subject to Section 8.1.5) not to, directly or indirectly, itself or through any license or collaboration with a Third Party, Develop or Commercialize any therapeutic product or service (whether as a part of any Cell Therapy, or other modality) that contains any Prioritized TCR that is directed to a cancer-specific Antigen, for any therapeutic use for any Indication. For clarity, during the Term, Adaptive and its Affiliates shall have the right to Develop or Commercialize (i) any diagnostic, immunological research or monitoring product that contains any Prioritized TCR, whether or not such diagnostic, or immunological research or monitoring product or service is directed to (or includes any component directed to) a cancer-specific Antigen; and (ii) any product that contains or utilizes any Prioritized TCR that is directed to an Antigen that is not a cancer-specific Antigen, for any therapeutic use for any Indication outside of any oncology Indication.

8.1.3 Private Antigen TCRs. During the Term, Adaptive shall not, and shall cause its Affiliates (subject to Section 8.1.5) not to, directly or indirectly, itself or through any license or collaboration with a Third Party, Develop or Commercialize any therapeutic product (whether as a part of any Cell Therapy, or other modality) containing any TCR that was administered to any patient as part of a Private Antigen TCR Product, for any therapeutic use for any oncology Indication. For clarity, during the Term, Adaptive and its Affiliates shall have the right to Develop or Commercialize: (a) any diagnostic or immunological research or monitoring product containing any TCR that was administered to any patient as part of a Private Antigen TCR Product, whether or not such diagnostic, immunological research or monitoring product is directed to (or includes any component directed to) a cancer-specific Antigen; and (b) any product containing any TCR that was administered to any patient as part of a Private Antigen TCR Product for any therapeutic use for any Indication outside of oncology.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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8.1.4 Expanded Use TCRs. With respect to any Recurring Private Antigen, and without limiting Section 8.1.3, if as a result of Adaptive’s screening, analysis and evaluation of such Recurring Private Antigen, Adaptive notifies GNE that it has generated one or more Prioritized TCRs directed to such Recurring Private Antigen (which may, for clarity have the same TCR Sequence as a TCR previously administered to a patient who received a Private Antigen TCR Product) (each of such Prioritized TCRs, an “Expanded Use TCR”), then Adaptive shall be obligated thereafter under Section 8.1.2, rather than Section 8.1.3 with respect to such Expanded Use TCR, provided however that the provisions of Section 8.1.2 shall not be applied retroactively to any TCR that Adaptive or its Affiliates performed any of the activities (itself or by granting any rights to any Third Party) permitted under Section 8.1.3(a) or (b) with respect thereto prior to its designation as an Expanded Use TCR (an “Excluded Expanded Use TCR”), and such Excluded Expanded Use TCR shall nonetheless continue thereafter to be subject to the obligations under Section 8.1.3, and not those under Section 8.1.2.

8.1.5 Negative Covenant re Activities in the Expanded Field. During the Term with respect to a specific Licensed Product for which an IND has been filed, Adaptive shall not, and shall cause its Affiliates not to, following such IND filing, directly or indirectly, itself or through any license or collaboration with a Third Party, Develop or Commercialize any Prioritized TCR contained in such IND for such Licensed Product for any use in the Expanded Therapeutic Field (whether or not such Prioritized TCR is directed to a cancer-specific Antigen).

8.1.6 Effect on Affiliates.

(a)    In the event that there is a Change of Control where Adaptive is the Acquired Entity, then for purposes of this Section 8.1, “Adaptive” shall mean Adaptive Biotechnologies Corporation and its Affiliates existing immediately prior to the Change of Control transaction.

(b)    In the event that there is a Change of Control where Adaptive is the Acquired Entity, the obligations of Sections 8.1.1, 8.1.2, 8.1.3 and 8.1.4 shall not apply to any Controlling Affiliate Program that exists as of the effective time of such Change of Control; provided that: (i) Adaptive and the Acquiring Affiliate Group establish internal processes, policies, procedures and systems to segregate proprietary or confidential information relating to any such Controlling Affiliate Program from any Confidential Information or Collaboration Data related to any Licensed Products, or related to the results of the Research Program or Development Program; (ii) the Acquiring Affiliate Group does not practice or use the Screening Technology, or any Adaptive Platform IP, Collaboration Data or Confidential Information of GNE or its Affiliates (or its or their sublicensees) in the course of the conduct of such Controlling Affiliate Program; and (iii) no personnel who were employees or individual contractors of Adaptive prior to the Change of Control transaction conduct any activities under such Controlling Affiliate Program. The foregoing requirements and restrictions shall not apply in the event such Acquiring Affiliate divests such Controlling Affiliate Program to a Third Party.

(c)    Certain Definitions. As used herein:

(i) “Acquired Entity” means a Party undergoing a Change of Control.

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(ii)    “Acquiring Affiliate” means, with respect to an Acquired Entity undergoing a Change of Control transaction, an entity that (a) acquires control (as defined in the definition of Affiliate) of such Party after the Effective Date and (b) was a Third Party at the time of such acquisition.

(iii)    “Acquiring Affiliate Group” means an Acquiring Affiliate and its affiliates existing immediately prior to or after the effective date of any Change of Control of the Acquired Entity, and specifically excludes Adaptive and its Affiliates existing immediately prior to the effective date of such Change of Control transaction.

(iv)    “Controlling Affiliate Program” means, with respect to any Acquiring Affiliate, a program of activities conducted by or on behalf of such Acquiring Affiliate or other member of the Acquiring Affiliate Group involving the research, Development and/or Commercialization of any therapeutic Cell Therapy engineered to express any TCR which is (A) identified either by such Acquiring Affiliate or its affiliates, or any Third Party collaborator, without access to or use of the Screening Technology or Adaptive Platform IP and (B) directed against any Neoantigen or Tumor Associated Antigen.

8.2    GNE.

8.2.1 GNE retains the right (for itself, for its Affiliates or with a Third Party) to Develop and Commercialize any Other TCR Cell Therapy (such activities, a “GNE Other TCR Cell Therapy Program”); provided, that:

(a)    GNE establishes or has in place internal processes, policies, procedures and systems to [***];

(b)    GNE shall not and it shall cause its Affiliates not to, disclose to any Third Party (other than a Third Party working on behalf or for the benefit of GNE under this Agreement), or use itself or with such Third Party, [***] or other Confidential Information provided by Adaptive to GNE under this Agreement in the conduct of any such GNE Other TCR Cell Therapy Program; and

(c)    to the extent that a product or Cell Therapy Commercialized by GNE or any of its Affiliates or Third Party sublicensee incorporates a TCR (including any modifications thereto) which is: [***].

8.3    Use of Third Party TCRs and [***] Acquired TCRs. GNE shall have all right to incorporate into any Shared Antigen TCR Product or any Private Antigen TCR Product any TCR (including any modifications thereto) which either (i) was generated under any GNE Other TCR Cell Therapy Program or (ii) was in-licensed from any Third Party, including from the [***], or (iii) any [***] Acquired TCR (any such TCR described in (i)-(iii), a “Third Party TCR”), in which event the royalties and other payments owed on any such Shared Antigen TCR Product or Private Antigen TCR Product shall nonetheless be as set out in ARTICLE 9, and in no cases will such product be deemed a “Third Party” product for purposes of a “Combination” in the calculation of royalties owed thereon.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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8.4    [***]. Notwithstanding anything to the contrary in this Agreement, no Cell Therapy product incorporating either a [***] TCR or [***] Acquired TCR shall be deemed a Licensed Product or an Outside TCR Product unless such [***] TCR or [***] Acquired TCR is incorporated into any Shared Antigen TCR Product or any Private Antigen TCR Product in accordance with Section 8.3, and no royalty and no milestone payment shall be paid to Adaptive under this Agreement with respect to any such [***] TCR or any [***] Acquired TCR, except as and to the extent provided in Section 8.5. For clarity, nothing in this Agreement shall limit in any way the [***]:

8.4.1 “[***] Acquired TCR” means a TCR acquired or in-licensed from a Third Party by [***] or its Affiliates (which are understood to exclude GNE or [***]).

8.4.2 “[***]” means a research and development program that is directed towards research and development of a Cell Therapy product incorporating a TCR and that is conducted and funded, as among [***], GNE and its Affiliates, solely under the control of the [***]. For clarity, a [***] TCR Program may include research and development on TCRs and technology in-licensed or acquired by [***] from Third Parties and collaborations conducted by [***] with Third Parties.

8.4.3 “[***]” means the functional groups within GNE and its Affiliates that are responsible for research, development and commercialization of product candidates that originate from research, preclinical development and early clinical development programs conducted by [***] or GNE’s Research and Early Development Organization. For clarity, research, development and commercialization activities of [***] activities expressly exclude [***]

8.4.4 “[***]” means the [***] (or its equivalent, if reorganized, unless it becomes part of GNE’s Research and Early Development organization (or its equivalent) as a result of such reorganization) of [***], as further discussed in Section 8.5.

8.4.5 “[***] TCR” means a TCR that was researched and/or developed pursuant to a [***] TCR Program without utilizing Adaptive-generated TCR Sequences, Adaptive-generated TCR libraries or other Confidential Information of Adaptive (including GNE Collaboration IP) and for which the [***] has responsibility for further research, development and commercialization.

8.4.6 “[***] TCR Program” means a research and development program that is directed towards research and development of a Cell Therapy product incorporating a TCR and that is conducted and funded, as between GNE and its Affiliates, solely under the control of the [***]. For clarity, the [***] TCR Program may include research and development on TCRs and technology in-licensed or acquired by [***] from Third Parties and collaborations conducted by [***] with Third Parties.

8.4.7 “[***]” means [***].

8.4.8 “[***] Acquired TCR” means a TCR acquired or in-licensed from a Third Party by [***] or its Affiliates (other than GNE).

8.5    Adding [***] as an Affiliate; Merging R&D Organizations. Notwithstanding that, as of the Effective Date, [***] is not an Affiliate of GNE for purposes of this Agreement, if GNE provides notice to Adaptive: (a) electing to add [***] as an Affiliate under this Agreement; or (b) that [***] has been merged with and into or has become part of GNE’s Research and Early Development organization (or its equivalent) as a result of a reorganization of [***], then [***].

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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ARTICLE 9

FINANCIAL TERMS

9.1    Initial License Fee. In consideration of the rights granted by Adaptive to GNE under ARTICLE 6 to the Adaptive Platform IP, GNE shall pay to Adaptive a one-time-license-fee in the amount of Three Hundred Million US Dollars ($300,000,000). Such payment shall be made within [***] days of the Effective Date and shall be non-refundable and non-creditable.

9.2    Development and Commercial Event Payments.

9.2.1 Shared Antigen TCR Product Events. Subject to the terms of Section 9.2.3 and Section 9.2.4, GNE will pay Adaptive the following one-time event payments upon the first Shared Antigen TCR Product achieving the following events:

Shared Antigen TCR Product Event	Event Payment (US$)
	[***]	[***]	[***]
(a) [***]	[***]	[***]	[***]
(b) [***]	[***]	[***]	[***]
(c) [***]	[***]	[***]	[***]
(d) [***]	[***]	[***]	[***]
(e) [***]	[***]	[***]	[***]
Total Potential Event Payments:	[***]	[***]	[***]

[***].

9.2.2 Private Antigen TCR Product Events. Subject to the terms of Section 9.2.3 and Section 9.2.4, GNE will pay Adaptive the following one-time event payments upon the first Private Antigen TCR Product achieving the following events:

Private Antigen TCR Product Event	Event Payment (US$)
	[***]	[***]	[***]
(a) [***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
Total Potential Event Payments:	[***]	[***]	[***]

[***].

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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9.2.3 Certain Terms. It is understood and agreed that the following terms shall apply to the events achieved under Section 9.2.1 and Section 9.2.2.

(a)    Event payments under Section 9.2.1 shall be due [***].

(b)    For the avoidance of doubt, GNE’s (including any sublicensees hereunder) cumulative obligation under Section 9.2.1 with respect to the: [***].

(c) For the avoidance of doubt, GNE’s (including any sublicensees hereunder) cumulative obligation under Section 9.2.2 with respect to the: [***].

(d)    If a milestone event in a given column of the tables in Section 9.2.1 or Section 9.2.2, is achieved by [***], as applicable, and GNE elects to cease Development and Commercialization of such Licensed Product, such that it does not achieve any later milestone events, then such later milestone events in the applicable column may be achieved by [***], as applicable, and later milestone events (and associated payments) in the second and third columns, respectively, would remain available for possible achievement by a [***], subject to the terms of this Section 9.2.

(e)    For the milestone event payments specified in Section 9.2.1(a) and/or Section 9.2.2(a), there shall be one payment made for [***]; provided that, the preceding limitation does not limit the [***].

(f)    If, for any reason: (i) a particular event specified in Section 9.2.1(b), (c), (d) or (e) is achieved without the event in Section 9.2.1(a) and/or 9.2.1(b) having been achieved, then upon the achievement of such subsequent event, the event payment applicable to such achieved event and the event payment(s) applicable to the preceding unachieved event(s) in Section 9.2.1(a) and/or 9.2.1(b), as applicable, shall be due and payable; or (ii) a particular event specified in Section 9.2.2(b), (c), (d) or (e) is achieved without the event in Section 9.2.2(a) and/or 9.2.2(b) having been achieved, then upon the achievement of such subsequent event, the event payment applicable to such achieved event and the event payment(s) applicable to the preceding unachieved event(s) in Section 9.2.2(a) and/or 9.2.2(b), as applicable, shall be due and payable.

9.2.4 Notice of Achievement; Timing of Payment. With respect to each event referred to in Section 9.2.1(a) and Section 9.2.2(a), GNE (or its sublicensee, if applicable) shall inform Adaptive within [***] days of the achievement of such event. With respect to each event referred

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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to in Sections 9.2.1(b) through (e) or Sections 9.2.2(b) through (e), GNE (or its sublicensee, if applicable) shall inform Adaptive within [***] days of the achievement of such event. GNE shall pay Adaptive the respective accrued and payable event payment within [***] days of receipt of an invoice from Adaptive with respect thereto.

9.3    Net Sales Event Payments.

9.3.1 Shared Antigen TCR Product Net Sales Events. Subject to the terms of Section 9.3.3, GNE shall pay Adaptive the following one-time event payments upon aggregate annual Net Sales of all Shared Antigen TCR Products achieving the following Commercialization events:

Net Sales Event for Shared Antigen TCR Products	Event Payment (in US dollars)
(a) [***]:	$	[***]
(b) [***]	$	[***]
(c) [***]	$	[***]
Total Potential Net Sales Event Payments for Shared Antigen TCR Products:	$	[***]

It is understood and agreed that the event payments under this Section 9.3.1 shall be due only once. For the avoidance of doubt, GNE’s (including any sublicensees hereunder) cumulative obligation under this Section 9.3.1 shall in no event exceed [***].

9.3.2 Private Antigen TCR Product Net Sales Events. Subject to the terms of Section 9.3.3, GNE shall pay Adaptive the following one-time event payments upon aggregate annual Net Sales of all Private Antigen TCR Products achieving the following Commercialization events:

Net Sales Event for All Private Antigen TCR Products	Event Payment (in US dollars)
(a) [***]:	$	[***]
(b) [***]:	$	[***]
(c) [***]:	$	[***]
Total Potential Net Sales Event Payments for all Private Antigen TCR Products:	$	[***]

It is understood and agreed that the event payments under this Section 9.3.2 shall be due only once. For the avoidance of doubt, GNE’s (including any sublicensees hereunder) cumulative obligation under this Section 9.3.2 shall in no event exceed [***].

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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9.3.3 Notice of Achievement; Payment. With respect to each event listed in Section 9.3.1 and Section 9.3.2, GNE shall inform Adaptive following the achievement of such event within [***] days after the quarter for which such event occurs. On or after Adaptive’s receipt of such notice of achievement, Adaptive shall submit a written invoice to GNE for the corresponding event payment. Each such invoice shall specify the applicable milestone event, and, unless otherwise requested by GNE in writing Adaptive shall send such invoices to GNE at the address for GNE in the introduction to this Agreement, to the attention of Finance Manager. GNE shall pay Adaptive the respective accrued and payable event payment within [***] days of receipt of an invoice from Adaptive with respect thereto.

9.4    Royalty Payments for Licensed Products.

9.4.1 Shared Antigen TCR Products. Subject to the terms of Section 9.4.3 through Section 9.4.8, GNE shall pay Adaptive the following royalties on annual aggregate worldwide Net Sales of Shared Antigen TCR Products by GNE (or its sublicensee hereunder) during the Shared Royalty Term:

Annual Worldwide Net Sales (in US Dollars)	Royalty Rate Percentage
Up to [***]:	[	***]%
Portion equal to or greater than [***] and less than [***]:	[	***]%
Portion equal to or greater than [***] and less than [***]:	[	***]%
Portion greater than [***]:	[	***]%

9.4.2 Private Antigen TCR Products. Subject to the terms of Section 9.4.3 through Section 9.4.8, GNE shall pay Adaptive the following royalties on annual aggregate worldwide Net Sales of Private Antigen TCR Products by GNE (or its sublicensee hereunder) during the Private Royalty Term:

Annual Worldwide Net Sales (in US Dollars)	Royalty Rate Percentage
Up to [***]:	[	***]%
Portion equal to or greater than [***] and less than [***]:	[	***]%
Portion equal to or greater than [***] and less than [***]:	[	***]%
Portion greater than [***]	[	***]%

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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9.4.3 Third Party Payments.

(a)    Adaptive. Adaptive shall have the obligation to make payments owed under written agreements entered into by Adaptive with Third Parties, as of the Effective Date or during the Term.

(b)    GNE.

(i)    Shared Antigen TCR Products. If, after the Effective Date, GNE (or an Affiliate or sublicensee) obtains a right or license under any Intellectual Property (which license includes one or more Patents) of a Third Party, where the practice of the Intellectual Property is [***] for the making, using, selling, offering for sale, or importing of a Shared Antigen TCR Product in a given country, then GNE may offset against the royalties due and payable by GNE to Adaptive with respect to such Shared Antigen TCR Product under Section 9.4.1 in such country, up to [***] of the amount of payments paid by GNE (or an Affiliate or sublicensee) to such Third Party, subject to Section 9.4.3(b)(iii) for such right or license (including the license to any know-how included in such Patent license); provided, that in no event shall such reductions reduce the royalty percentage rate payable to Adaptive on Net Sales of such Shared Antigen TCR Product in such country by more than [***] of what would otherwise be owed by GNE to Adaptive under Section 9.4.1. For clarity, any such amounts that would otherwise be offset if not for such minimum royalty percentage shall be applied to the subsequent royalty payment periods until such amount is fully offset, subject to the [***] floor in each such subsequent royalty payment period.

(ii)    Private Antigen TCR Products. If, after the Effective Date, GNE (or an Affiliate or sublicensee) obtains a right or license under any Intellectual Property (which license includes one or more Patents) of a Third Party, where the practice of the Intellectual Property is [***] for the making, using, selling, offering for sale, or importing of a Private Antigen TCR Product in a given country, then GNE may offset against the royalties due and payable by GNE to Adaptive with respect to such Private Antigen TCR Product under Section 9.4.2 in such country, up to [***] of the amount of payments paid by GNE (or an Affiliate or sublicensee) to such Third Party, subject to Section 9.4.3(b)(iii), for such right or license (including the license to any know-how included in such Patent license); provided, that in no event shall such reductions reduce the royalty percentage rate payable to Adaptive on Net Sales of any such Private Antigen TCR Product in such country be below the greater of: (A) [***] ([***]%) of the applicable rates set forth in Section 9.4.2; or (B) [***] percent ([***]%); provided further that if the Parties effect a Screening Technology Transfer to GNE or to a Screening Contract Manufacturer under a Screening Technology Transfer Agreement in accordance with Section 7.4, then in no event shall such reductions further reduce the royalty percentage rate payable to Adaptive on Net Sales of any such Private Antigen TCR Product in such country below [***] percent ([***]%). For clarity, any such amounts that would otherwise be offset if not for such minimum royalty percentage shall be applied to the subsequent royalty payment periods until such amount is fully offset, subject to the applicable floor in each such subsequent royalty payment period.

(iii)    Allocation of Payments for Third Party Patents. If GNE acquires rights or obtains a license under Third Party Patents where the payments for such acquisition of rights or under such Third Party license are subject to the permitted offset right under Sections 9.4.3(b)(i) or 9.4.3(b)(ii), and such Third Party Patents [***], then GNE shall [***].

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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9.4.4 Third Party Technology Transfer Offsets. Notwithstanding anything in this Agreement to the contrary, if the Parties effect a Screening Technology Transfer to GNE or to a Screening Contract Manufacturer under a Screening Technology Transfer Agreement in accordance with Section 7.4(a) or (b), then GNE may deduct from any royalty payments to Adaptive hereunder with respect to Private Antigen TCR Products: (A) (1) any fees paid by or on behalf of GNE to such Screening Contract Manufacturer for the manufacture and supply of such TCR Sequences (including for data created or developed in connection with generating the TCR Sequences), up to a maximum amount per patient of [***] percent ([***]%) of Adaptive’s fully-burdened direct costs to generate the TCR Sequence for each patient as of the date of the Screening Technology Transfer; (2) any out-of-pocket costs and expenses incurred by GNE in connection with the Screening Technology Transfer; and (3) [***] less (B) an amount equal to [***] percent ([***]%) of any capital expenditures made by Adaptive in connection with and allocable to the manufacture and supply of TCR Sequences under this Agreement or the TCR Sequence Supply Agreement during the [***] months prior to the date upon which the Parties effect a Screening Technology Transfer to GNE or to a Screening Contract Manufacturer under a Screening Technology Transfer Agreement in accordance with Section 7.4(a) or (b). For clarity, any such amounts that would otherwise be deducted if not for such cap on deduction shall be applied to the subsequent royalty payment periods until such amount is fully deducted, subject to the applicable floor in each such subsequent royalty payment period.

9.4.5 Biosimilar Products.

(a)    If following the first commercial sale of a Biosimilar in a country, Net Sales of a Shared Antigen TCR Product in such country in a given [***] month period fall by [***] percent ([***]%) from the Net Sales in the calendar year immediately preceding the calendar year in which such launch of the Biosimilar occurred, the royalties due and payable by GNE under Section 9.4.1 for all such Shared Antigen TCR Product shall be reduced by [***] percent ([***]%) in such country.

(b) As used herein, “Biosimilar” means, with respect to a given Shared Antigen TCR Product, any drug, biological product or Cell Therapy that: (i) is subject to review under an abbreviated approval pathway as a biosimilar, follow-on biologic or generic biological product, as those terms are commonly understood under the FD&C Act, 21 C.F.R. §§ 210, 211 and 600 et seq. and under the PHS Act, 21 C.F.R. §§ 600-610 and related rules and regulations, or the corresponding or similar laws, rules and regulations of any other jurisdiction; (ii) is approved as “biobetter”, in each case of clauses (i) and (ii), of the relevant Shared Antigen TCR Product(s); or (iii) is subject to review under an abbreviated approval pathway as a “Cellular Therapy” (or substantially similar nomenclature therefor) in reliance on or by reference to the Marketing Approval for the relevant Shared Antigen TCR Product, in the event Regulatory Authorities promulgate such rules and regulations under the FD&C Act, or the corresponding or similar laws, rules and regulations of any other jurisdiction; provided, that in each instance under clauses (i)-(iii), which Biosimilar is sold by a Third Party that is not a licensee or sublicensee of GNE (or any of its Affiliates) and that has not otherwise been authorized, directly or indirectly, by GNE (or any of its Affiliates) to market and sell such product.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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9.4.6 Single Royalty Payment of Royalties on Sequential or Concurrent Administration. No more than one royalty payment shall be due under this Section 9.4 with respect to a sale of a particular Licensed Product. Notwithstanding the foregoing, the Parties acknowledge and agree that a treatment regimen may contain both Shared Antigen TCR Products and Private Antigen TCR Products that are administered concurrently or sequentially (and that sequential administration may be separated by varying periods of time, depending on the Indication and the treatment regimen), and that such treatment regimen may result in such Licensed Products being invoiced and/or reimbursed in a given country either as two separate Licensed Products, or as a single or unitary price for a treatment regimen that includes both a Shared Antigen TCR Product and a Private Antigen TCR Product. For the avoidance of doubt:

(a)    if a treatment regimen contains both Shared Antigen TCR Products and Private Antigen TCR Products administered concurrently or sequentially, and such treatment regimen is sold and invoiced as if it were a single Licensed Product (i.e. unitary pricing covering all Licensed Products in such treatment regimen), the royalty rate percentage and royalty payment for such Licensed Product or treatment regimen shall be calculated as a Private Antigen TCR Product under Section 9.4.2;

(b)    if a treatment regimen contains both Shared Antigen TCR Products and Private Antigen TCR Products administered concurrently or sequentially, and each Licensed Product included in such treatment regimen is invoiced and/or reimbursed separately, then the royalty rate percentage and royalty payment shall be the rate applicable to the relevant type of Licensed Product at the time of invoice, under Section 9.4.1 or Section 9.4.2, as applicable;

(c)    a Licensed Product that includes a Third Party TCR shall be treated for royalty purposes as if such Third Party TCR had been generated by the Parties under this Agreement, and shall in no event be treated as a Combination solely on the basis of the inclusion of a Third Party TCR. For clarity, if such Third Party TCR is included in a Shared Antigen TCR Product, Section 9.4.1 shall apply, and if such Third Party TCR is included in a Private Antigen TCR Product, Section 9.4.2 shall apply;

(d)    a Shared Antigen TCR Product or Private Antigen TCR Product may contain multiple TCRs in the applicable Cell Therapy administered concurrently or sequentially, which shall be treated as a single Licensed Product, subject to Section 9.4.6(a) or Section 9.4.6(b), if applicable; and

(e)    multiple royalties shall not be payable because the sale of a particular Licensed Product is Covered by more than one (1) Valid Claim in the country in which such Licensed Product is sold.

9.4.7 Royalty Term.

(a)    The royalty obligations set forth in Section 9.4.1 will commence on a country-by-country basis upon the First Commercial Sale of any Shared Antigen TCR Product in the relevant country, and expire on a country-by-country basis upon: (i) the later of the

CONFIDENTIAL

expiration of the last to expire Patent containing a Valid Claim that covers the sale of such Licensed Product in such country; and (ii) [***] years (such period, the “Shared Royalty Term”). For clarity, (A) if such last Valid Claim in a particular country expires prior to the [***] anniversary of the date of First Commercial Sale of such Shared Antigen TCR Product in such country, royalties shall continue to be payable on the sales of such Licensed Product in such country pursuant to Section 9.4.1 at the rates set forth therein until the [***] anniversary of the date of First Commercial Sale of such Shared Antigen TCR Product in such country; and (B) if no Valid Claim exists in such country at any time, royalties shall continue to be payable on the sales of such Shared Antigen TCR Product in such country pursuant to Section 9.4.1 at the rates set forth therein until the [***] anniversary of the date of First Commercial Sale of such Licensed Product in such country.

(b)    The royalty obligations set forth in Section 9.4.2 will commence on a country-by-country basis upon the First Commercial Sale of any Private Antigen TCR Product in the relevant country, and expire on the [***] anniversary of the date of First Commercial Sale of the first Private Antigen TCR Product in such country (such period, the “Private Royalty Term”).

9.4.8 Rights Following Expiration of Royalty Term. Upon expiry of its payment obligation hereunder with respect to a Licensed Product in a country, the licenses in Section 6.1 shall be fully paid-up on a non-exclusive basis in respect of that Licensed Product in that country; provided, that the foregoing shall not be interpreted to require Adaptive to continue to conduct Commercialization activities under the TCR Sequencing Plan (i.e., to continue to provide TCR Sequences) with respect to the Private Antigen TCR Product. In addition, with respect to the Private Antigen TCR Product, at GNE’s request on or about [***] months prior to the anticipated expiration of the Shared Royalty Term for such product in the United States (or if a Private Antigen TCR Product never achieves First Commercial Sale in the United States, then on or about [***] months prior to the anticipated expiration of the Private Royalty Term in the first country in the Major European Markets or Japan in which First Commercial Sale was achieved), the Parties shall meet and confer, and discuss in good faith a possible extension or other arrangement with respect to the sourcing of sequencing activities with respect to the TCR Sequences for the Private Antigen.

ARTICLE 10

PAYMENT TERMS; REPORTS; AUDITS

10.1 Timing of Royalty Payment. Timing of Sales-Related Payments. All payments of royalties under Section 9.4 and sales milestones under Section 9.3 shall be made within [***] days following the end of each calendar quarter in which the sale was made.

10.2 Royalty Report. For each calendar quarter for which GNE has an obligation to make royalty payments, such payments shall be accompanied by a report that specifies for such calendar quarter the following information (“Net Sales Report”):

(i)    [***];

(ii)   [***]; and

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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(iii)    the total royalties due to Adaptive.

If GNE is reporting Net Sales for more than one Licensed Product, the foregoing information shall be reported on a Licensed Product-by-Licensed Product basis.

10.3 Mode of Payment. All payments hereunder shall be made in immediately available funds to the account listed below (or such other account as Adaptive shall designate before such payment is due):

Pay to:	[***]
For credit of:	Adaptive Biotechnologies
Corporation Routing & Transit #: [***]
SWIFT code:	[***]
Credit to Account #:	[***]
By Order of:	Genentech, Inc.

10.4 Currency of Payments. All payments under this Agreement shall be made in United States dollars, unless otherwise expressly provided in this Agreement. Net Sales outside of the United States shall be first determined in the currency in which they are earned and shall then be converted into an amount in United States dollars as follows: (a) with respect to sales by or on behalf of GNE, using GNE’s customary and usual conversion procedures, consistently applied; and (b) with respect to sales by or on behalf of a given sublicensee, using the conversion procedures applicable to payments by such sublicensee to GNE for such sales.

10.5 Blocked Currency. If, at any time, legal restrictions prevent GNE (or a sublicensee) from remitting part or all of royalty payments when due with respect to any country in the Territory where Licensed Products are sold, GNE shall continue to provide Net Sales Reports for such royalty payments, and such royalty payments shall continue to accrue in such country, but GNE shall not be obligated to make such royalty payments until such time as payment may be made through reasonable, lawful means or methods that may be available, as GNE shall determine.

10.6 Taxes. Each Party shall comply with applicable laws and regulations regarding filing and reporting for income tax purposes. Neither Party shall treat their relationship under this Agreement as a pass through entity for tax purposes. All payments made under this Agreement shall be made free and clear of any and all taxes, duties, levies, fees or other charges, except for withholding taxes and VAT. GNE shall be entitled to deduct from payments made to Adaptive under this Agreement the amount of any withholding taxes required to be withheld, to the extent paid to the appropriate governmental authority on behalf of Adaptive (and not refunded or reimbursed). GNE shall deliver to Adaptive, upon request, proof of payment of all such withholding taxes. GNE shall provide reasonable assistance to Adaptive in seeking any benefits available to Adaptive with respect to government tax withholdings by any relevant law, regulation or double tax treaty. All payments made under this Agreement shall be exclusive of VAT (if applicable) and such VAT shall be paid promptly on receipt of a valid VAT invoice.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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10.7 Records; Inspection.

10.7.1 Records. GNE agrees to keep, for [***] years from the year of creation, records of all sales of Licensed Products for each reporting period in which royalty payments are due, showing sales of Licensed Products for GNE and applicable deductions in sufficient detail to enable the report provided under Section 10.2 to be verified.

10.7.2 Audits. Adaptive shall have the right to request that such report be verified by an independent, certified and internationally recognized public accounting firm selected by Adaptive and acceptable to GNE (the “CPA Firm”). Such right to request a verified report shall: (a) be limited to the three-year period during which GNE is required to maintain the same; (b) not be exercised more than once in any calendar year; and (c) not be exercised more frequently than once with respect to records covering any specific period of time. Subject to Section 10.7.3, GNE shall, upon timely request and at least [***] business days advance notice from Adaptive and at a mutually agreeable time during its regular business hours, make its records available for inspection by such CPA Firm at such place or places where such records are customarily kept, solely to verify the accuracy of the reports provided under Section 10.2 and related payments due under this Agreement. The CPA Firm shall only state factual findings in the audit reports. The CPA Firm shall share all draft audit reports with GNE before the draft audit report is shared with Adaptive and before the final document is issued. The final audit report shall be shared with GNE at the same time that it is shared with Adaptive.

10.7.3 Confidentiality. Prior to any audit under Section 10.7.2, the CPA Firm shall enter into a written confidentiality agreement with GNE that: (a) limits the CPA Firm’s use of the GNE’s records to the verification purpose described in Section 10.7.2; (b) limits the information that the CPA Firm may disclose to the Adaptive to the numerical summary of payments due and paid; and (c) prohibits the disclosure of any information contained in such records to any Third Party for any purpose. The Parties agree that all information subject to review under Section 10.7.2 and/or provided by the CPA Firm to Adaptive is GNE’s Confidential Information, and Adaptive shall not use any such information for any purpose that is not germane to Section 10.7.2.

10.7.4 Underpayment; Overpayment. After reviewing the CPA Firm’s audit report, GNE shall promptly pay any uncontested, understated amounts due to Adaptive, with interest calculated in accordance with Section 10.7.5, from the date that such payments would have been owed to Adaptive. Any overpayment made by GNE shall be fully creditable against amounts payable in the subsequent payment period or if such payment period no longer exists or if the available credit in the above subsequent payment period is not sufficient to recoup the overpayment, Adaptive shall reimburse any such overpayment within [***] days. Any audit under Section 10.7.2 shall be at Adaptive’s expense; provided, that GNE shall reimburse reasonable audit fees for a given audit if the results of such audit reveal that GNE underpaid Adaptive with respect to royalty payments by [***] percent ([***]%) or more for the audited period and such audited period includes at least [***] consecutive calendar quarters.

10.7.5 Interest on Late Payments. Any undisputed payments to be made hereunder that are not paid on or before the date such payments are due under this Agreement will bear interest at a rate per annum equal to the lesser of (a) the rate announced by Bank of America (or its successor) as its prime rate in effect on the date that such payment would have been first due plus [***]% or (b) the maximum rate permissible under applicable laws.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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ARTICLE 11

INTELLECTUAL PROPERTY; OWNERSHIP

11.1 Definitions. As used in this ARTICLE 11:

11.1.1 “Adaptive Platform IP” means: (a) any Intellectual Property relating to the Adaptive Platform (including Intellectual Property associated with Adaptive’s methods for identifying, sequencing and/or pairing Antigen-specific TCRs) owned or Controlled by Adaptive as of the Effective Date; (b) any improvements, updates and/or modifications to the Intellectual Property described in subclause (a) discovered, conceived, or reduced to practice solely by or on behalf of Adaptive or GNE, or jointly by the Parties, in the course of the activities performed under the Research Program or Development Program or otherwise under this Agreement, or otherwise by or on behalf of Adaptive (whether owned or Controlled) after the Effective Date and outside this Agreement; (c) all data, analyses and information used to generate Collaboration Data (and TCR Sequences included therein); (d) all derivatives, analyses, or modifications arising from the use of the Collaboration Data (and TCR Sequences included therein) that are generated by Adaptive outside of the Research Plan or Development Plans, and all Intellectual Property in any of the foregoing (the Intellectual Property in subclauses (a) through (d) collectively, the “Adaptive Core Platform IP”); (e) all Collaboration Data (including all TCR Sequences included in any Shared Antigen Data Packages and Private Antigen TCR Product Data); and (f) any subsequent improvements or modifications to the TCR Sequences in subclause (e) that are generated in whole or in part by Adaptive in performing the activities under the Research Plan or Development Plan, and all Intellectual Property in any of the foregoing (the Intellectual Property in subclauses (e) and (f), the “TCR-Specific Platform IP”).

11.1.2 “GNE Collaboration IP” means any Intellectual Property (other than Adaptive Platform IP) that is discovered, conceived, or reduced to practice solely by or on behalf of Adaptive or GNE, or jointly by the Parties, in the course of the activities performed under the Research Program or Development Program. Notwithstanding the foregoing, GNE Collaboration IP expressly excludes any Intellectual Property: (a) discovered, developed, conceived or reduced to practice pursuant to the [***]; or (b) in-licensed or acquired by [***] or any of its Affiliates (other than GNE).

11.1.3 “Prosecution and Maintenance” or “Prosecute and Maintain”, with respect to a particular Patent, means all activities associated with the preparation, filing (including any election under the Unitary Patent Convention), prosecution and maintenance of such Patent (and patent application(s) derived from such Patent), as well as re-examinations, reissues, applications for patent term adjustments and extensions, supplementary protection certificates and the like with respect to that Patent, together with the conduct of interferences, derivation proceedings, the defense of oppositions, defense of Inter Partes Review (“IPR”) and other similar proceedings with respect to that Patent.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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11.2 Disclosure; Ownership; Inventorship; Assignment and Cooperation.

11.2.1 Disclosure. During the Term, each Party shall promptly disclose to the other Party any GNE Collaboration IP or Adaptive Platform IP discovered, conceived, or reduced to practice by or for the disclosing Party in the course of the activities performed by or for such Party in connection with this Agreement. Inventorship shall be determined according to US law.

11.2.2 Ownership. As between the Parties, (a) Adaptive shall solely own the Adaptive Platform IP and subject to Section 6.1 and Section 8.1, Adaptive retains all rights to use the Adaptive Platform IP; and (b) GNE shall solely own GNE Collaboration IP and subject to Section 6.2 and Section 8.2, GNE retains all rights to use the GNE Collaboration IP.

11.2.3 Assignment; Cooperation. The assignments necessary to accomplish the ownership provisions set forth in this ARTICLE 11 are hereby made, and each Party shall execute such further documentation as may be necessary or appropriate, and provide reasonable assistance and cooperation, to implement the provisions of this ARTICLE 11. Each Party shall require all of its employees, Affiliates and any Third Parties working pursuant to this Agreement on its behalf, to assign (or otherwise convey rights) to such Party any Patents and Know-How discovered, conceived or reduced to practice by such employee, Affiliate or Third Party, and to cooperate with such Party in connection with obtaining patent protection therefore.

11.2.4 CREATE Act. It is the intention of the Parties that this Agreement is a “joint research agreement” as that phrase is defined in Public Law 108-53 (the “Create Act”). In the event that either Party to this Agreement intends to overcome a rejection of a claimed invention within the Adaptive Platform IP and/or GNE Collaboration IP pursuant to the provisions of the Create Act, such Party shall first obtain the prior written consent of the other Party. Following receipt of such written consent, such Party shall limit any amendment to the specification or statement to the patent office with respect to this Agreement to that which is strictly required by 35 USC § 103(c) and the rules and regulations promulgated thereunder and which is consistent with the terms and conditions of this Agreement (including the scope of the Research Program activities). To the extent that the Parties agree that, in order to overcome a rejection of a claimed invention within the Adaptive Platform IP and/or GNE Collaboration IP pursuant to the provisions of the Create Act, the filing of a terminal disclaimer is required or advisable, the Parties shall first agree on terms and conditions under which the patent application subject to such terminal disclaimer and the patent or application over which such application is disclaimed shall be jointly enforced, to the extent that the Parties have not previously agreed to such terms and conditions. In the event that GNE enters into an agreement with a Third Party with respect to the further research, Development or Commercialization of a Licensed Product, the Parties shall in good faith discuss whether Adaptive shall similarly enter into such agreement with such Third Party.

11.3 Patent Prosecution.

11.3.1 Adaptive Controlled Prosecution and Maintenance. Except as provided in Section 11.3.2, Adaptive shall, at its sole discretion (subject to its obligations under the IPWG) and sole expense, have the right (but not the obligation) to Prosecute and Maintain Patents included within: (a) the Adaptive Core Platform IP in all fields of use (the “Adaptive Core

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Patents”), and (b) [***]. Adaptive will keep GNE reasonably informed of the status of such Prosecution and Maintenance. GNE will provide all reasonable cooperation and assistance to Adaptive at Adaptive’s reasonable request and at [***] in Prosecution and Maintenance of the Adaptive Platform IP, including making data, reports, and scientific personnel reasonably available to prepare and prosecute patent applications.

11.3.2 GNE Controlled Prosecution and Maintenance. GNE shall, at its sole discretion (subject to its obligations under the IPWG) and sole expense, have the right (but not the obligation) to Prosecute and Maintain Patents within (a) the GNE Collaboration IP, and (b) [***]. GNE will keep Adaptive reasonably informed of the status of such Prosecution and Maintenance. Adaptive will provide all reasonable cooperation and assistance to GNE at GNE’s reasonable request and at [***] in Prosecution and Maintenance of the GNE Collaboration IP, including making data, reports, and scientific personnel reasonably available to prepare and prosecute patent applications. Notwithstanding the division of Prosecution and Maintenance rights and responsibilities in connection with [***] set forth in Sections 11.3.1 and this Section 11.3.2, with respect to: (i) any Patent (or claim of a Patent) that claims [***] that either Party reasonably believes falls within subclause (b) of both Section 11.3.1 and this Section 11.3.2 (e.g. product-by-process claims); or (ii) Prosecution and Maintenance strategy in connection with segregation of claims or filing of continuations-in-part or divisional Patents that Cover or claim [***], the Parties shall first discuss such issues at the IPWG and shall determine which Party is to take the lead in Prosecution and Maintenance of such Patents.

11.3.3 Patent Counsel. The Parties shall use reasonable efforts to engage outside counsel (mutually agreed by the Parties) to consult in connection with the Prosecution and Maintenance of the Patents within the TCR-Specific Platform IP under Section 11.3.1 and Section 11.3.2.

11.3.4 Transfer of Prosecution and Maintenance of GNE Collaboration IP. If GNE elects not to Prosecute and Maintain any Patents claiming a composition of matter, or use thereof, of a TCR (including any modifications thereto) incorporated into a Licensed Product, GNE shall provide at least [***] days written notice to Adaptive. Thereafter, Adaptive shall have the right, but not the obligation, to Prosecute and Maintain any said Patents, at its sole expense and in its sole discretion, provided that with respect to any Patent claiming a Third Party TCR, Adaptive shall have such back-up right only to the extent permitted under GNE’s agreement with the applicable Third Party. GNE will provide all cooperation and assistance to Adaptive in Prosecution and Maintenance. The Party assuming responsibility to Prosecute and Maintain said Patents may elect to require transfer of ownership or rights of said Patents at their sole discretion.

11.3.5 Interferences Between the Parties. If an interference or derivation proceeding is declared by the US Patent and Trademark Office between one or more of the Patents within the GNE Collaboration IP or Adaptive Platform IP, to the extent directed to a Licensed Product and that such declared interference or derivation proceeding does not involve any Patents owned by a Third Party, then the Parties shall in good faith establish a mutually agreeable process to resolve such interference or derivation proceeding in a reasonable manner in conformance with all applicable legal standards, but which prejudices neither Party and does not diminish the value of such Patents at issue.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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11.4 Enforcement Rights for Infringement by Third Parties.

11.4.1 Notice. Each Party shall promptly notify, in writing, the other Party upon learning of any actual or suspected infringement or misappropriation of the GNE Collaboration IP or Adaptive Platform IP by the manufacture, use, import, offer for sale or sale by a Third Party of any product that is competitive with one or more Licensed Products, including if either Party reasonably believes that any claim of a Patent within the Adaptive Platform IP or GNE Collaboration IP is or may be subject to a declaratory judgment or similar action arising from such infringement, (each an “Infringement”). At the request of the Party receiving such notice, the other Party shall use commercially reasonable efforts to provide all evidence in its possession pertaining to the actual or suspected Infringement that it can disclose without breach of a preexisting obligation to a Third Party or waiver of privilege.

11.4.2 Enforcement Actions. The Parties shall consult (through the IPWG or as otherwise agreed by the Parties) as to potential strategies to terminate suspected or potential Infringement, including IPRs, oppositions, or other actions that may be initiated against a Third Party’s Patent or any product or service that infringes or that interferes with either the Adaptive Platform IP or GNE Collaboration IP (each IPR, opposition or other action, an “Opposition Proceeding”), consistent with the overall goals of this Agreement. If the Parties fail to agree on such strategies:

(a)    With respect to any Infringement by a Third Party of any Patent included in the TCR-Specific Platform IP with respect to (i) composition of matter claims (excluding product-by-process claims), (ii) therapeutic method claims relating to Cell Therapy and/or targeting cancer-specific Antigens, or (iii) manufacturing method claims, in each case in such Patents, GNE shall have the final decision right at the IPWG, and shall have the first right, but not the obligation, to seek to abate any actual or suspected Infringement by a Third Party, or to file suit, including an Opposition Proceeding, against any Third Party for Infringement of such claims in such Patents. If GNE does not, within [***] days of receipt of a notice under Section 11.4.1, take steps to abate the Infringement, or to file suit to enforce against such Infringement, then Adaptive shall have the right upon GNE’s prior written consent (not to be unreasonably withheld, conditioned or delayed), but not the obligation, to take action to enforce against such Infringement, including initiating an Opposition Proceeding; provided, that if GNE is engaged in ongoing settlement discussions at the end of such [***] day period then Adaptive shall not be permitted to exercise such right unless such settlement discussions cease without reaching settlement or GNE ceases to pursue such discussions.

(b)    Except as set forth in Section 11.4.2(a), Adaptive shall have the first right, but not the obligation, to seek to abate any actual or suspected Infringement by a Third Party, or to file suit, including an Opposition Proceeding, against any Third Party for Infringement, in each case of the Adaptive Platform IP (including, for clarity, all Adaptive Core Platform IP and the TCR-Specific Platform IP that is not subject to Section 11.4.2(a)). If Adaptive does not, within [***] days of receipt of a notice under Section 11.4.1, take steps to abate the Infringement, or to file suit to enforce against such Infringement, and such Infringement adversely impacts, or could adversely impact GNE’s Net Sales of Licensed Product(s) in the applicable country, then GNE shall have the right, but not the obligation, to take action to enforce against such Infringement, including initiating an Opposition Proceeding; provided, that (i) if Adaptive is engaged in

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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ongoing settlement discussions at the end of such [***] day period then GNE shall not be permitted to exercise such right unless such settlement discussions cease without reaching settlement or Adaptive ceases to pursue such discussions, and (ii) GNE shall not, other than in accordance with Section 11.4.2(a), in respect of such Infringement, have the right to assert (A) any Adaptive Core Patent without Adaptive’s prior written consent, or (B) any Patent claiming any TCR-Specific Platform IP if GNE or its Affiliates otherwise have the right to assert any Patent(s) outside of the TCR-Specific Platform IP that claim (1) the composition of a Licensed Product, (2) any method, composition or apparatus for the manufacture of a Licensed Product, or (3) any method of treatment employing or use of a Licensed Product.

(c)    GNE shall have the sole right, but not the obligation, to seek to abate any actual or suspected Infringement by a Third Party, or to file suit, including an Opposition Proceeding, against any Third Party for Infringement, in each case of the GNE Collaboration IP.

(d)    The non-controlling Party shall cooperate with the Party controlling any such action to abate or enforce (as may be reasonably requested by the controlling Party and at the controlling Party’s expense), including, if necessary, by being joined as a party provided, that the non-controlling Party shall be indemnified by the controlling Party as to any costs or expenses, and shall have the right to be represented by its own counsel at its own expense. The Party controlling any such action shall keep the other Party updated with respect to any such action, including providing copies of all documents received or filed in connection with any such action.

11.4.3 Settlement. The Party controlling any such enforcement action described in Section 11.4.2 (an “Enforcement”), at its sole discretion, may take reasonable actions to terminate any alleged Infringement without litigation; provided, that if any such arrangement would adversely affect the non-controlling Party’s rights under this Agreement, then that arrangement is subject to the non-controlling Party’s prior written consent. The Party controlling any Enforcement may not settle or consent to an adverse judgment without the express written consent of the non-controlling Party (such consent not to be unreasonably withheld or delayed).

11.4.4 Costs and Expenses. The Party controlling any Enforcement shall bear all costs and expenses, including but not limited to litigation expenses, related to such enforcement actions.

11.4.5 Damages. Unless otherwise mutually agreed by the Parties, and subject to the respective indemnity obligations of the Parties set forth in ARTICLE 15, all damages, amounts received in settlement, judgment or other monetary awards recovered in an Enforcement with respect to activities of the Third Party that occurred prior to the effective date of such award shall be shared as follows:

(a)    first, to reimburse the controlling Party for costs and expenses incurred under Section 11.4.4;

(b)    second, if and to the extent lost sales are specifically determined by the adjudicating authority, to GNE in reimbursement for lost sales (net of royalties thereon which shall be paid in accordance with Section 9.4 and which specific award shall be deemed to be Net Sales in the calendar quarter in which the award was rendered for the purposes of the sales milestones in Section 9.3); and

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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(c)    third, any amounts remaining to be allocated, including any amount that is not determined to be lost sales, [***] percent ([***]%) to GNE and [***] percent ([***]%) to Adaptive.

For the avoidance of doubt, if any settlement results in the granting to the person or entity accused of infringement or misappropriation of a sublicense of any of the Adaptive Platform IP or GNE Collaboration IP with running royalties payable on post-settlement sales by the alleged infringer, such alleged infringer shall be deemed to be a sublicensee of [***].

11.5 Third Party Infringement Claims.

11.5.1 Notice. In the event that a Third Party shall make any claim, give notice, or bring any suit or other inter partes proceeding against GNE or Adaptive, or any of their respective Affiliates or licensees or customers, for infringement or misappropriation of any intellectual property rights with respect to the research, development, making, using, selling, offering for sale, import or export of any Licensed Product (“Third Party Infringement Claim”), in each case, the Party receiving notice of a Third Party Infringement Claim shall promptly notify the other Party and use commercially reasonable efforts to provide all evidence in its possession pertaining to the claim or suit that it can disclose without breach of a pre-existing obligation to a Third Party or waiver of privilege.

11.5.2 Defense. The Parties shall consult (through the IPWG or otherwise) as to potential strategies to defend against any Third Party Infringement Claim, including by initiating any Opposition Proceeding against the relevant Third Party’s Patent, consistent with the overall goals of this Agreement, including by being joined as a Party. If the Parties fail to agree on such strategies, and subject to the respective indemnity obligations of the Parties set forth in ARTICLE 15:

(a)    Adaptive shall have the first right, but not the obligation, to defend any Third Party Infringement Claim, which may include initiating an Opposition Proceeding, related to the Adaptive Platform. If Adaptive does not, within [***] days of receipt of a notice under Section 11.5.1, provide written notice of its intention to defend the Third Party Infringement Claim, then to the extent that such Third Party Infringement Claim is brought against Adaptive and impairs GNE’s ability to make, use or sell the Licensed Products, GNE shall have the right, but not the obligation, to take action, which may include initiating an Opposition Proceeding, to defend against such Third Party Infringement Claim; provided, that if Adaptive is engaged in ongoing settlement discussions at the end of such [***] day period then GNE shall not be permitted to exercise such right unless such settlement discussions cease without reaching settlement or Adaptive ceases to pursue such discussions.

(b)    GNE shall have the first right, but not the obligation, to defend or enforce against any Third Party Infringement Claim, which may include initiating an Opposition Proceeding, related to the Licensed Products. If GNE does not, within [***] days of receipt of a notice under Section 11.5.1, provide written notice of its intention to defend the Third Party

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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Infringement Claim, then to the extent that such Third Party Infringement Claim is brought against Adaptive and relates to acts under the Research Program or Development Program, Adaptive shall have the right, but not the obligation, to take action, which may include initiating an Opposition Proceeding, to defend against such Third Party Infringement Claim; provided, that if GNE is engaged in ongoing settlement discussions at the end of such [***] day period then Adaptive shall not be permitted to exercise such right unless such settlement discussions cease without reaching settlement or GNE ceases to pursue such discussions.

11.5.3 The non-controlling Party shall cooperate with the controlling Party in connection with any such defense and counterclaim (as may be reasonably requested by the controlling Party and at the controlling Party’s expense), including, if necessary, by being joined as a party provided, that the non-controlling Party shall be indemnified by the controlling party as to any costs or expenses, and shall have the right to be represented by its own counsel at its own expense. The Party controlling any such action shall keep the other Party updated with respect to any such action, including providing copies of all documents received or filed in connection with any such action. Any counterclaim or other similar action by a Party, to the extent such action involves any enforcement of rights under the GNE Collaboration IP or Adaptive Platform IP, will be treated as an enforcement action subject to Section 11.4.

11.5.4 Settlement. If any such defense under Section 11.5.2 would adversely affect the other Party’s rights under this Agreement or impose a financial obligation upon the other Party or grant rights in respect, or affect the validity or enforceability, of the other Party’s Patents, then any settlement, consent judgment or other voluntary final disposition of such Third Party Infringement Claim shall not be entered into without the consent of the other Party (such consent not to be unreasonably withheld).

11.5.5 Costs and Expenses. The Party controlling the defense of any Third Party Infringement Claim shall bear all costs and expenses, including but not limited to litigation expenses, to defend against any Third Party Infringement Claim.

11.6 Trademarks. GNE shall be free to use and to register in any trademark office worldwide, at its sole cost, any trademark for use with a Licensed Product in its sole discretion. GNE shall own all right, title and interest in and to any such trademark (including any and all claims and causes of action, rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages) in its own name during and after the Term.

ARTICLE 12

CONFIDENTIALITY

12.1 Non-Use and Non-Disclosure of Confidential Information. During the Term, and for a period of ten (10) years thereafter, each Party shall: (a) except to the extent expressly permitted by this Agreement or otherwise agreed to in writing, keep confidential and not disclose to any Third Party any Confidential Information of the other Party; (b) except as is reasonably necessary in connection with activities contemplated by or the exercise of rights expressly

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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granted by this Agreement, or as otherwise agreed to in writing, not use for any purpose any Confidential Information of the other Party; and (c) take all reasonable precautions to protect the Confidential Information of the other Party (including all precautions a Party employs with respect to its own confidential information of a similar nature and taking reasonable precautions to assure that no unauthorized use or disclosure is made by others to whom access to the Confidential Information of the Party is granted).

12.2 Exclusions Regarding Confidential Information. Notwithstanding anything set forth in this ARTICLE 12 to the contrary, the obligations of Section 12.1 shall not apply to the extent that the Party seeking the benefit of the exclusion can demonstrate that the Confidential Information of the other Party:

(a)    was already known to the receiving Party, other than under an obligation of confidentiality, at the time of receipt by the receiving Party;

(b)    was generally available to the public or otherwise part of the public domain at the time of its receipt by the receiving Party;

(c)    became generally available to the public or otherwise part of the public domain after its receipt by the receiving Party other than through any act or omission of the receiving Party in breach of this Agreement;

(d)    was received by the receiving Party without an obligation of confidentiality from a Third Party having the right to disclose such information without restriction;

(e)    was independently developed by or for the receiving Party without use of or reference to the Confidential Information or other intellectual property of the other Party with respect to which such receiving Party does not have a license; or

(f)    was released from the restrictions set forth in this Agreement by express prior written consent of the Party.

12.3 Authorized Disclosures of Confidential Information. Notwithstanding the foregoing, a Party may use and disclose the Confidential Information of the other Party as follows:

(a)    if required by law, rule or governmental regulation, including as may be required in connection with any filings made with, or by the disclosure policies of a major stock exchange; provided, that the Party seeking to disclose the Confidential Information of the other Party: (i) use all reasonable efforts to inform the other Party prior to making any such disclosures and cooperate with the other Party in seeking a protective order or other appropriate remedy (including redaction); and (ii) whenever possible, request confidential treatment of such information; to the extent such use and disclosure is reasonably required in the Prosecution and Maintenance of a Patent within the GNE Collaboration IP or Adaptive Platform IP in accordance with this Agreement;

(b)    as reasonably necessary to obtain or maintain any Marketing Approval, including to conduct preclinical studies and Clinical Trials and for pricing approvals, for any Licensed Products, provided, that the disclosing Party shall take all reasonable steps to limit disclosure of the Confidential Information outside such regulatory agency and to otherwise maintain the confidentiality of the Confidential Information;

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(c)    to take any lawful action that it deems necessary to enforce compliance with the terms and conditions of, this Agreement, provided, that the Party seeking to disclose the Confidential Information of the other Party: (i) use all reasonable efforts to inform the other Party prior to making any such disclosures and cooperate with the other Party in seeking a protective order or other appropriate remedy (including redaction); and (ii) whenever possible, request confidential treatment of such information; or

(d)    to the extent necessary, to permitted sublicensees, licensees, collaborators, vendors, consultants, agents, attorneys, contractors and clinicians under written agreements of confidentiality at least as restrictive as those set forth in this Agreement, who have a need to know such information in connection with such Party performing its obligations or exercising its rights under this Agreement. Further, the receiving Party may disclose Confidential Information to existing or potential acquirers, merger partners, permitted collaborators, licensees and sources of financing or to professional advisors (e.g., attorneys, accountants and prospective investment bankers) involved in such activities, for the limited purpose of evaluating such transaction, collaboration or license and under appropriate conditions of confidentiality, only to the extent necessary and with the agreement by those permitted individuals to maintain such Confidential Information in strict confidence.

12.4 Return of Confidential Information. Except as expressly permitted under this Agreement, following any termination of this Agreement each Party shall, upon written request by the other Party, promptly return or destroy all Confidential Information received from the disclosing Party (at the disclosing Party’s election and cost), including any copies thereof, (except one copy of which may be retained for archival purposes solely to ensure compliance with the terms of this Agreement).

12.5 Terms of this Agreement. Each Party agrees not to, and to cause its Affiliates not to, disclose to any Third Party any terms of this Agreement without the prior written consent of the other Party hereto, except each Party and its Affiliates may disclose the terms of this Agreement: (a) to advisors (including financial advisors, attorneys and accountants), actual or bona fide potential acquirors or investors, on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those in this Agreement or, with respect to investors, on terms common in the industry with respect to the duration of the confidentiality period; or (b) to the extent necessary to comply with applicable laws and court orders (including securities laws or regulations and the applicable rules of any public stock exchange).

12.6 Termination of Prior Agreements. As of the Effective Date, as between the Parties, this Agreement supersedes the Non-Disclosure Agreement, effective as of September 10, 2018, by and between GNE and Adaptive, (“Non-Disclosure Agreement”) but only insofar as each relates to the subject matter of this Agreement. All “Confidential Information” (as defined in such agreement) exchanged between the Parties thereunder relating to the subject matter of this Agreement shall be deemed Confidential Information hereunder and shall be subject to the provisions of this ARTICLE 12.

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12.7 No License. As between the Parties, Confidential Information disclosed hereunder shall remain the property of the disclosing Party. Disclosure of Confidential Information to the other Party shall not constitute any grant, option or license to the other Party, beyond those licenses expressly granted under ARTICLE 6 or ARTICLE 16, under any patent, trade secret or other rights now or hereinafter held by the disclosing Party.

ARTICLE 13

PUBLICITY; PUBLICATIONS; USE OF NAME

13.1 Publicity. GNE hereby agrees to Adaptive issuing a press release, reviewed and approved by the Parties, concerning the execution of this Agreement within [***] days after the Effective Date. The text of any other press releases or other public statements or announcement concerning this Agreement, the subject matter hereof, or the research, development or commercial results of products hereunder (a “Release”) shall be addressed pursuant to Section 13.2 through Section 13.5. Any such Release shall not include any financial terms of this transaction, other than to the extent allowed pursuant to Section 13.3 through Section 13.5 or as may otherwise be agreed in writing by the Parties on a case-by-case basis.

13.2 Releases Reporting the Activities of the Research Program. Subject to Section 13.5, neither Party may issue a Release reporting on the activities under the Research Program without the prior written consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed.

13.3 Releases Reporting on the Development or Commercialization of Licensed Products. Subject to Section 13.5, in connection with the Development (outside the Research Program) or Commercialization of Licensed Products, the following shall apply:

13.3.1 Required Filings; Investor Presentations. Each disclosing Party acknowledges that the other Party receiving such Party’s Confidential Information hereunder may, from time to time: (a) desire to publicly disclose through a: (i) press release; or (ii) media appearance, public announcement or presentation, such as presentations to analysts or shareholders (collectively, “Investor Presentation(s)”); or (b) be required to publicly disclose by applicable law, or regulation or rule of any stock exchange (“Required Filing(s)”), such as Forms 8-K, 10-Q and 10-K (each such disclosure in (a) and (b), a “Public Disclosure”), the terms of this Agreement, or significant Development and commercialization activity regarding any Licensed Products, to keep its investors reasonably informed of the achievement of milestones, significant events in the Development and regulatory process of Licensed Products, and commercialization activities and the like, and that such Public Disclosures may pertain to Confidential Information of the other Party that is not otherwise permitted to be disclosed under this ARTICLE 13 or ARTICLE 12 and which may be beyond what is required to be disclosed by applicable law (collectively, “Investor Information”). For clarity, “Investor Information” includes solely those items that are beyond what is required to be disclosed under applicable law.

13.3.2 Review of Public Disclosures. With respect to any Public Disclosure, except for the initial press release described in Section 13.1, the receiving Party (the “Requesting Party”) shall provide the disclosing Party (the “Reviewing Party”) with a draft of the Content (as defined in the next sentence) of the draft press release or Required Filing at least [***] business

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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days in advance of the issuance of the press release, filing of the Required Filing or scheduled date of the Investor Presentation. The word “Content” in this Section means any information relating to the activities contemplated by this Agreement, including Investor Information, and does not include any other business information of the Requesting Party or information pertaining to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 relating to “forward-looking statements.” The Reviewing Party may notify the Requesting Party of any reasonable objections or suggestions that such Party may have regarding the Content in the Public Disclosure provided for review under this Section, and the Requesting Party shall reasonably consider any such objections or suggestions that are provided within [***] business days. The principles to be observed with respect to disclosures of Investor Information shall include accuracy, compliance with applicable law and regulatory guidance documents, reasonable sensitivity to potential negative reactions of a Regulatory Authority, reasonable sensitivity to commercial information of value to competitors, the need to keep investors informed regarding the Requesting Party’s business. The Requesting Party shall use commercially reasonable efforts to adopt the reasonable requests of the Reviewing Party with respect to its Confidential Information and shall restrict the use of the Confidential Information of the Reviewing Party that is disclosed in Investor Presentations, under written agreements of confidentiality at least as restrictive as those set forth in this Agreement.

13.3.3 Adaptive Platform Disclosures. Notwithstanding the foregoing, GNE may not issue a Release without Adaptive’s prior written consent, not be unreasonably withheld, conditioned or delayed if it includes reference to Adaptive by name or references identifying characteristics of Adaptive or the Adaptive Platform.

13.4 Approved Releases. If a Release requires consent pursuant to Section 13.2 or Section 13.3, once consent has been given both Parties may make subsequent public disclosure of the contents of such statement without the further approval of the Party whose consent was required; provided, that such content is not presented with any new data or information or conclusions and/or in a form or manner that materially alters the subject matter therein.

13.5 Releases Required by Law or Regulation. Each Party may issue any Release it is required to issue by applicable law or regulation.

13.6 Publications. Notwithstanding Section 13.2 through Section 13.5, both Parties recognize that the publication or disclosure of papers, presentations, abstracts or any other written or oral presentations regarding results of and other information regarding the Licensed Products may be beneficial to both Parties, provided, that such publications or presentations are subject to reasonable controls to protect Confidential Information, the patentability of inventions and other commercial considerations. Accordingly, the following shall apply with respect to papers and presentations proposed for disclosure by either Party:

(a)    Subject to Section 13.6(b), with respect to any paper or presentation proposed for disclosure by GNE that utilizes information generated by or on behalf of GNE, so long as such paper or presentation does not contain any Confidential Information of Adaptive, or any information about the Adaptive Platform, GNE shall be free to make, publish and disclose such papers and presentations at its discretion. GNE shall acknowledge Adaptive, as appropriate, in any publication that discloses GNE’s use of any Collaboration Data or any Licensed Products or the results thereof. For clarity, GNE shall not be permitted to publish or otherwise disclose any Confidential Information of Adaptive except as may be expressly permitted pursuant to Section 12.2, Section 12.3 or Section 13.6(b); and

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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(b) With respect to any paper or presentation proposed for disclosure by: (i) GNE which includes information generated by or on behalf of GNE that includes or relates to the Collaboration Data, including any publications containing Confidential Information of Adaptive; or (ii) Adaptive which utilizes information generated by or on behalf of Adaptive relating to the Licensed Products, including any publications containing Confidential Information of GNE, (the Party proposing such disclosure, the “Disclosing Party”), the other Party shall have the right to review and approve any such proposed paper or presentation (the “Non-Disclosing Party”). The Disclosing Party shall submit to the Non-Disclosing Party the proposed publication or presentation (including posters, slides, abstracts, manuscripts and written descriptions of oral presentations) at least [***] calendar days [***] calendar days for abstracts) prior to the date of submission for publication or the date of presentation, whichever is earlier, of any of such submitted materials. The Non-Disclosing Party shall review such submitted materials and respond to the Disclosing Party as soon as reasonably possible, but in any case within [***] calendar days [***] calendar days for abstracts) of receipt thereof. At the option of the Non-Disclosing Party, the Disclosing Party shall: (A) delete from such proposed publication or presentation any Confidential Information of the Non-Disclosing Party; and/or (B) delay the date of such submission for publication or the date of such presentation for a period of time sufficiently long (but in no event longer than [***] calendar days) to permit the Non-Disclosing Party to seek appropriate Patent protection. Once a publication has been approved by the Non-Disclosing Party, the Disclosing Party may make subsequent public disclosure of the contents of such publication without the further approval of the Non-Disclosing Party; provided, that such content is not presented with any new data or information or conclusions and/or in a form or manner that materially alters the subject matter therein, and the Disclosing Party provides reasonable notice to the Non-Disclosing Party of such publication no later than [***] days prior to public disclosure.

13.7 No Right to Use Names. Except as expressly provided herein, no right, express or implied, is granted by the Agreement to use in any manner the name of “Adaptive” or “Genentech” or any other trade name, symbol, logo or trademark of the other Party in connection with the performance of this Agreement.

ARTICLE 14

REPRESENTATIONS; WARRANTIES; COVENANTS

14.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party that as of the Effective Date:

(a)    it is validly organized under the laws of its jurisdiction of incorporation;

(b)    it has obtained all necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by it in connection with this Agreement, subject to obtaining any required clearance of this Agreement under the HSR Act;

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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(c)    the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on its part;

(d)    it has the legal right and power to enter into this Agreement and to fully perform its obligations hereunder;

(e)    the performance of its obligations will not conflict with such Party’s charter documents or any agreement, contract or other arrangement to which such Party is a party; and

(f)    it follows reasonable commercial practices common in the industry to protect its proprietary and confidential information, including requiring its employees, consultants and agents to be bound in writing by obligations of confidentiality and nondisclosure, and requiring its employees, consultants and agents to assign to it any and all inventions and discoveries discovered by such employees, consultants or agents made within the scope of, and during their employment, and only disclosing proprietary and confidential information to Third Parties pursuant to written confidentiality and non-disclosure agreements.

14.2 Adaptive Additional Warranty. Adaptive represents and warrants to GNE, as of the Execution Date, that:

(a)    it has the legal right and power to extend the rights and licenses granted to GNE hereunder;

(b)    it has never received any written notice asserting or alleging that the Adaptive Platform or the use thereof infringed or misappropriated the Intellectual Property of any Third Party; and

(c)    it has no knowledge of any threatened or pending actions, lawsuits, interference or arbitration proceedings, in each case, relating to the Adaptive Platform IP.

14.3 GNE Additional Warranty. GNE represents and warrants to Adaptive that as of the Execution Date, it has the legal right and power to extend the rights and licenses granted to Adaptive hereunder.

14.4 Mutual Covenants.

14.4.1 No Debarment. In the course of the research, Development and Commercialization of the Licensed Products, neither Party (nor its Affiliates) shall use any employee or consultant (including of any (sub)licensee) who has been debarred or disqualified by any Regulatory Authority, or, to such Party’s or its Affiliates’ knowledge, is the subject of debarment or disqualification proceedings by a Regulatory Authority. Each Party shall notify the other Party promptly upon becoming aware that any of its or its Affiliates’ employees or consultants has been debarred or is the subject of debarment or disqualification proceedings by any Regulatory Authority.

14.4.2 Compliance. Each Party and its Affiliates shall comply in all material respects with all applicable laws (including all anti-bribery laws) in the research, Development and Commercialization of the Licensed Products and performance of its obligations under this Agreement.

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14.5 Disclaimers. EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO PATENTS, KNOW-HOW, MATERIALS OR CONFIDENTIAL INFORMATION SUPPLIED BY IT TO THE OTHER PARTY HEREUNDER, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

ARTICLE 15

INDEMNIFICATION; LIABILITY

15.1 Indemnification. Subject to Section 15.2, each Party shall indemnify, defend and hold each of the other Party, its Affiliates and their respective directors, officers, and employees and the successors and assigns of any of the foregoing harmless from and against any and all liabilities, damages, settlements, penalties, fines, costs or expenses payable to a Third Party (including reasonable attorneys’ fees and other expenses of litigation) (collectively, “Loss” or “Losses”) arising, directly or indirectly out of or in connection with any Third Party claims, suits, actions, demands or judgments (“Third Party Claims”) relating to: (a) the activities performed by or on behalf of such Party under this Agreement; (b) the activities performed by or on behalf of such Party in connection with the exercise of its licenses and rights hereunder, including, in the case of GNE and its Affiliates and its and their sublicensees hereunder, product liability claims to the extent relating to the Licensed Products; or (c) breach by such Party of the representations and warranties under ARTICLE 14, except, in each case, to the extent caused by the negligence or willful misconduct of the other Party.

15.2 Procedure. If a Party intends to claim indemnification under this Agreement (the “Indemnitee”), it shall promptly notify the other Party (the “Indemnitor”) in writing of such alleged Loss. The Indemnitor shall have the right to control the defense thereof with counsel of its choice as long as such counsel is reasonably acceptable to Indemnitee. Any Indemnitee shall have the right to retain its own counsel at its own expense for any reason; provided, that if the Indemnitee shall have reasonably concluded, based upon a written opinion from outside legal counsel, that there is a conflict of interest between the Indemnitor and the Indemnitee in the defense of such action, in each of which cases the Indemnitor shall pay the fees and expenses of one law firm serving as counsel for the Indemnitee. The Indemnitee, and its employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any Third Party Claims covered by this Agreement. The obligations of this ARTICLE 15 shall not apply to any settlement of any Third Party Claims if such settlement is effected without the consent of both Parties, which shall not be unreasonably withheld or delayed. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve the Indemnitor of any obligation to the Indemnitee under this Section 15.2. It is understood that only GNE and Adaptive may claim indemnity under this Agreement (on its own behalf or on behalf of its Indemnitees), and other Indemnitees may not directly claim indemnity

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hereunder. Each Indemnitee shall take and shall procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnitor may reasonably require in order to mitigate any Losses arising out of or in connection with any Third Party Claims under this ARTICLE 15. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

15.3 Insurance.

15.3.1 Evidence of Insurance. Within thirty (30) days of signing this Agreement, each Party shall provide the other Party with its certificate of insurance evidencing the insurance coverage set forth Section 15.3.2. Each Party shall provide to the other Party at least thirty (30) days prior written notice of any cancellation, non-renewal or material change in any of such insurance coverage.

15.3.2 Insurance Coverage. Subject to Section 15.3.4, each Party shall obtain and maintain from an insurance company having an A. M. Best Rating of “A-, VII” or better comprehensive general liability insurance customary in the industry for companies of similar size conducting similar business, and in any case sufficient to cover its obligations.

15.3.3 Product/Clinical Trial Liability Insurance. Commencing not later than thirty (30) days prior to the first use in humans of the first Licensed Product by GNE or any of its sublicensees, GNE and Adaptive each shall have and maintain such type and amounts of liability insurance covering the Development, and in the case of GNE, manufacture, use and sale of Licensed Products as is normal and customary in the industry generally for parties similarly situated, but, in any event, GNE shall have and maintain a minimum combined single limit per occurrence for products/Clinical Trials liability as follows: (a) a minimum limit of [***] dollars ($[***]) for any period during which GNE or any of its sublicensees is conducting a Clinical Trial(s) with any Licensed Product(s); and (b) a minimum limit of [***] dollars ($[***]) for any period during which GNE or any of its sublicensees is selling any Licensed Product(s). Each of the above insurance policies shall be primary insurance.

15.3.4 Election to Self-Insure. If either Party is an entity which, together with its Affiliates, has worldwide revenues from pharmaceutical sales in excess of $[***] per year, the obligations set forth in Section 15.3.1, Section 15.3.2 and Section 15.3.3 above shall not apply with respect to such Party, if such Party notifies the other Party in writing that it elects to provide coverage through a commercially reasonable program of self-insurance; provided, that the obligations set forth in Section 15.3.1, Section 15.3.2 and Section 15.3.3 shall resume with respect to such Party and its Affiliates, or successor-in-interest and its Affiliates, if such program of self-insurance is terminated or discontinued for any reason.

15.3.5 No Limitations. The insurance coverage required pursuant to this Section 15.3 shall not be construed to create a limitation of either Party’s liability with respect to its indemnification obligations under this ARTICLE 15.

15.4 Limitation of Damages. NEITHER PARTY HERETO WILL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, ARISING FROM OR RELATING TO THIS

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES, EXCEPT IN RESPECT OF ANY BREACH OF A PARTY’S OBLIGATIONS UNDER ARTICLE 12 OR WITH RESPECT TO THE INDEMNIFICATION OBLIGATIONS OF THE PARTIES UNDER THIS ARTICLE 15 FOR CLAIMS OF THIRD PARTIES.

ARTICLE 16

TERM; TERMINATION

16.1 Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless sooner terminated as provided in this ARTICLE 16 shall continue in full force and effect, on a country-by-country and Licensed Product-by-Licensed Product basis until there is no remaining royalty payment or other payment obligation in such country with respect to such Licensed Product under ARTICLE 9, at which time this Agreement shall expire with respect to such Licensed Product in such country, and all licenses granted to GNE with respect to such Licensed Product under this Agreement shall become fully-paid and non-exclusive. The Term shall expire on the date this Agreement has expired in its entirety with respect to all Licensed Products in all countries in the Territory.

16.2 Termination by Either Party for Material Breach. Either Party may terminate this Agreement by written notice to the other Party for any material breach of this Agreement by the other Party if, in the case of remediable breach, such material breach is not cured within [***] days [***] days for payment defaults) after the breaching Party receives written notice of such breach from the non-breaching Party; provided, that if such breach is not capable of being cured within such [***]-day (or [***]-day) period, the cure period shall be extended for such amount of time that the Parties may agree in writing is reasonably necessary to cure such breach, so long as: (a) the breaching Party is making diligent efforts to do so; and (b) the Parties agree on an extension within such [***]-day (or [***]-day) period. Notwithstanding anything to the contrary herein, if the allegedly breaching Party in good faith either disputes: (i) whether a breach is material or has occurred; or (ii) the alleged failure to cure or remedy such material breach, and provides written notice of that dispute to the other Party within the above time periods, then the matter will be addressed under the dispute resolution provisions in ARTICLE 18, and the notifying Party may not so terminate this Agreement until it has been determined under ARTICLE 18 that the allegedly breaching Party is in material breach of this Agreement, after which the notifying Party may immediately terminate the Agreement by providing notice to the breaching Party, unless the arbitrator rules that the breaching Party should be granted an additional period to cure such breach, in which case the notifying Party will not have the right to terminate until the breaching Party further fails to cure such breach within the relevant cure period.

16.3 Termination by Either Party for Insolvency or Bankruptcy. Either Party may terminate this Agreement effective on written notice to the other Party upon the liquidation, dissolution, winding-up, insolvency, bankruptcy, or filing of any petition therefor, appointment of a receiver, custodian or trustee, or any other similar proceeding, by or of the other Party where such petition, appointment or similar proceeding is not dismissed or vacated within [***] calendar days. All rights and licenses granted pursuant to this Agreement are, for purposes of Section 365(n) of Title 11 of the United States Code or any foreign equivalents thereof (as used in this Section 16.3, “Title 11”), licenses of rights to “intellectual property” as defined in Title 11. Each

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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Party in its capacity as a licensor hereunder agrees that, in the event of the commencement of bankruptcy proceedings by or against such bankrupt Party under Title 11, (a) the other Party, in its capacity as a licensee of rights under this Agreement, shall retain and may fully exercise all of such licensed rights under this Agreement (including as provided in this Section 16.3) and all of its rights and elections under Title 11; and (b) the other Party shall be entitled to a complete duplicate of all embodiments of such intellectual property, and such embodiments, if not already in its possession, shall be promptly delivered to the other Party: (i) upon any such commencement of a bankruptcy proceeding, unless the bankrupt Party elects to continue to perform all of its obligations under this Agreement; or (ii) if not delivered under (i), immediately upon the rejection of this Agreement by or on behalf of the bankrupt Party.

16.4 Permissive Termination. GNE shall also have the right to permissively terminate this Agreement, in its sole discretion, at any time by providing written notice to Adaptive; such termination to be effective [***] days after such notice.

16.5 Termination for [***]. If GNE or its Affiliates or sublicensees [***], then either: (a) GNE or its Affiliate or sublicensee shall [***]; or (b) [***], Adaptive shall have the right to terminate this Agreement on [***] days written notice to GNE; such termination to be effective immediately. For the avoidance of doubt, Adaptive may not terminate the Agreement if GNE or its Affiliate or sublicensee is required by legal process to [***]. In addition, notwithstanding the foregoing, Adaptive shall have no right to terminate this Agreement pursuant to this Section 16.5 if [***].

16.6 Effects of Termination.

16.6.1 Effects of Termination in General.

(a)    Accrued Rights and Obligations. Expiration or termination of this Agreement for any reason shall not release either Party hereto from any liability, which as of the effective date of such expiration or termination, had already accrued to the other Party or which is attributable to a period prior to such termination, nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to the effective date of such expiration or termination. For clarity, it is understood and agreed that if this Agreement is terminated, but GNE nonetheless continues directly or indirectly after the effective date of such termination to Develop and/or Commercialize any Licensed Product that has entered into Clinical Trials (or has achieved Marketing Approval) on or before the effective date of such termination and for which the Royalty Term has not yet expired, GNE shall continue to owe to Adaptive the applicable milestones and royalties with respect thereto until the expiration of the relevant Royalty Term for such Licensed Product.

(b)    Termination of Licenses. Subject to Section 9.4.8 and Section 16.6.1(c), upon termination of this Agreement: (i) all licenses (other than those non-exclusive licenses granted irrevocably and in perpetuity) under this Agreement shall terminate as of the effective date of such termination, including all sublicenses thereunder; and (ii) the restrictions and covenants under ARTICLE 8 shall have no further force and effect as of the effective date of such termination.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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(c)    Continuation of Sublicenses. Upon termination by Adaptive of this Agreement, any existing, permitted sublicense granted by GNE under this Agreement to any Third Party to Develop and/or Commercialize one or more particular Licensed Products shall survive; provided that the permitted sublicensee: (i) did not cause the breach that gave rise to a termination under Section 16.2 and is not in breach of such sublicense on the effective date of termination of this Agreement; and (ii) agrees with Adaptive in writing to be bound by all the terms and conditions of this Agreement which are relevant to and consistent with its sublicense, including without limitation the obligation to provide: (A) information and reports and pay milestone payments and royalties to Adaptive of the same nature, amount and scope as GNE is required to provide to and pay to Adaptive pursuant to this Agreement; and (B) reversion rights to Adaptive substantially equivalent to those set forth in Section 16.6.2(b); provided further that Adaptive shall not be obligated to assume any obligations under such sublicense that are greater than the obligations contained within this Agreement.

(d)    Return of Confidential Information. Following expiry or any early termination of this Agreement and except with respect to Confidential Information included in those non-exclusive licenses granted irrevocably and in perpetuity, either Party that has Confidential Information of the other Party shall destroy (at such Party’s written request): (i) all such Confidential Information in its possession as of the effective date of expiration or early termination (with the exception of one copy of such Confidential Information, which may be retained by the legal department of the Party that received such Confidential Information to confirm compliance with the non-use and non-disclosure provisions of this Agreement); and (ii) any Confidential Information of the other Party contained in its laboratory notebooks or databases; provided, that each Party may retain and continue to use such Confidential Information of the other Party to the extent necessary to exercise any surviving rights, licenses or obligations under this Agreement, if any.

(e)    Inventory at Termination. Upon termination of this Agreement prior to the end of the Shared Royalty Term and/or Private Royalty Term in a given country, GNE and its Affiliates shall cease all Development and Commercialization of Licensed Products in such country(ies), provided however that GNE and its Affiliates (and permitted sublicensees whose licenses are not surviving under Section 16.6.1(c)) shall have the right to sell or otherwise dispose of all inventory of Licensed Products in all such countries then in its stock, subject to the applicable royalty and milestone payments due under this Agreement, and any other applicable provisions of this Agreement, and Adaptive covenants not to sue GNE or its permitted sublicensee for infringement under any of the Patents that were licensed by Adaptive to GNE immediately prior to such termination with respect to such activities conducted by GNE or its permitted sublicensee pursuant to this Section 16.6.1.

(f)    Survival. In addition to any provisions specified in this Agreement as surviving under the applicable circumstances, the provisions of ARTICLE 1, ARTICLE 11, ARTICLE 12, ARTICLE 13, ARTICLE 14, ARTICLE 15 (provided, that with respect to ARTICLE 14 and ARTICLE 15, only with respect to those claims that arise from the acts or omissions of a Party prior to the effective date of termination or expiration), ARTICLE 18 and ARTICLE 19 (and Sections 6.1.1(b), 6.1.1(c), 6.1.1(d), 6.1.2, 6.2.1(b), 6.2.1(c), 6.2.2, 10.7, 16.1 and 16.6 shall survive any termination or expiration of this Agreement). In addition, the applicable provisions of ARTICLE 9 and ARTICLE 10 shall survive with respect to any outstanding unpaid amounts that accrued prior to the effective date of any termination or expiration of this Agreement (or any amounts owed as a result of the continuing payment obligations addressed in Section 16.6.1(a), if and as applicable).

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16.6.2 Effects of Certain Terminations. In the event of termination of this Agreement by Adaptive pursuant to [***], or by GNE pursuant to [***], in addition to those provisions surviving under Section 16.6.1(f), upon such termination the following terms of this Section 16.6.2 shall apply:

(a)    Reversionary Rights for TCRs.

(i)    GNE shall grant to Adaptive the right to negotiate the terms of a non-exclusive license under the GNE TCR Technology to research, develop, import, use, make, have made, offer for sale and sell any TCR included within the Shared Library at the time of termination (each, a “Reversion TCR”) whether alone or as a part of any product or service offering as provided in this Section 16.6.2(a). For the purposes of this Section 16.6, “GNE TCR Technology” shall mean all Intellectual Property Controlled by GNE or its Affiliates that: (A) arose as a result [***]; and (B) relates to [***]. Adaptive shall have [***] days following the effective date of termination to notify GNE in writing as to whether Adaptive elects to exercise such right to negotiate, in which case GNE will provide a summary of the rights within the relevant GNE TCR Technology;

(ii)    If written notice is given that Adaptive does not want to exercise such right to negotiate, or written notice is not given by Adaptive to GNE within said [***] day period, Adaptive will have waived its right to negotiate for such non-exclusive license under the GNE TCR Technology; or

(iii)    If written notice is given within said [***] period that Adaptive elects to exercise such right to negotiate, Adaptive and GNE shall negotiate in good faith, for a period not to exceed [***] days from the date that GNE receives such notice from Adaptive, the commercially reasonable terms under which GNE would grant to Adaptive a non-exclusive, sublicensable license under the GNE TCR Technology identified in such notice from Adaptive, to research, develop, import, use, make, have made, offer for sale and sell any Reversion TCR whether alone or as a part of any product or service offering (the “Reversion TCR License”); and

(iv)    To the extent the Parties cannot agree upon the terms upon which GNE would grant the Reversion TCR License within such [***] day negotiation period, Adaptive shall have the right to submit such disagreement to the arbitration provisions of Section 16.6.3 (and not Section 18.2).

(b)    Reversionary Rights for Non-TCR GNE IP.

(i)    With respect to all GNE Collaboration IP, and all Intellectual Property owned or Controlled by GNE and used in connection with the Development or Commercialization of any Licensed Product prior to the effective date of termination that in each case is not licensed to Adaptive pursuant to Section 16.6.2(b)(i) (the “Additional Reversion IP”), GNE shall grant to Adaptive the right to negotiate for an exclusive (or non-exclusive)

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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license under such Additional Reversion IP (or an exclusive license under the GNE TCR Technology), in either case to make, use, import, sell and offer for sale Licensed Products in the Territory. Adaptive shall have [***] days following the effective date of termination to notify GNE in writing as to whether Adaptive elects to exercise such right to negotiate, in which case GNE will provide a summary of the rights within the relevant Additional Reversion IP and GNE TCR Technology (if applicable);

(ii)    If written notice is given that Adaptive does not want to exercise such right to negotiate, or written notice is not given by Adaptive to GNE within said [***] day period, Adaptive will have waived its right to negotiate for such exclusive license under the Additional Reversion IP; or

(iii)    If written notice is given that Adaptive wants to exercise such right to negotiate, Adaptive and GNE shall negotiate in good faith, for a period not to exceed [***] days from the date that GNE receives such notice from Adaptive, the commercially reasonable terms under which GNE may grant to Adaptive an exclusive (or non-exclusive), sublicensable license under the Additional Reversion IP to make, have made, use, sell, offer for sale and import Licensed Products in the Territory; and

(iv)    The terms set forth in this Section 16.6.2(b), including the decision by GNE to grant or not grant such a license (including the terms thereof) shall not be subject to the arbitration provisions of Section 18.2.

16.6.3 Baseball-Style Arbitration. If the Parties are unable to agree on the terms of the Reversion TCR License under Section 16.6.2, Adaptive may submit such dispute to arbitration for resolution in accordance with the following provisions:

(a)    Adaptive shall notify GNE of its decision to initiate the arbitration proceeding pursuant to this Section 16.6.3 through written notice to GNE within [***] days of the end of [***] day negotiation period specified in Section 16.6.2(a)(iii) above;

(b)    Within [***] calendar days following GNE’s receipt of such notice, the Parties shall use commercially reasonable efforts to agree on an independent Third Party expert with at least ten (10) years of experience in the licensing of pharmaceutical compounds or products. If the Parties cannot agree on such expert within such time period, each Party shall nominate one independent expert within such [***]-day period, and the two experts so selected shall nominate the final independent expert within [***] calendar days of their nomination. If the two experts so selected cannot agree on the final independent expert, such final independent expert shall be nominated by the President of the Chamber of Commerce of New York. For the avoidance of doubt, it is understood and agreed that such final independent expert should have at least ten (10) years of experience in the licensing of pharmaceutical compounds or products.

(c)    Within [***] calendar days of its appointment, the expert shall set a date for the arbitration, which date shall be no more than [***] calendar days after the date the arbitration is demanded under clause (a) above.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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(d)    The arbitration shall be “baseball-style” arbitration; accordingly, at least [***] calendar days prior to the arbitration, each Party shall provide the expert with a form of the definitive written agreement containing the terms of the Reversion TCR License proposed by it (each, a “Proposed Agreement”). Such Proposed Agreement may be no more than [***] pages, and must clearly provide and identify the Party’s position with respect to the disputed matter(s);

(e)    after receiving both Parties’ Proposed Agreements, the expert will distribute each Party’s Proposed Agreement to the other Party. [***] calendar days in advance of the arbitration (described in clause (f) below), the Parties shall submit to the expert and exchange response briefs of no more than [***] pages. The Parties’ briefs may include or attach relevant exhibits in the form of documentary evidence, any other material voluntarily disclosed to the submitting Party in advance, or publicly available information. The Parties’ briefs may also include or attach demonstratives and/or expert opinion based on the permitted documentary evidence. Neither Party may have any other communications (either written or oral) with the expert other than for the sole purpose of engaging the expert or as expressly permitted in this Section 16.6.3;

(f)    the arbitration shall consist of a [***] hearing of no longer than [***], such time to be split equally between the Parties, in the form of presentations by counsel and/or employees and officers of the Parties. No live witnesses shall be permitted except expert witnesses whose opinions were provided with the Parties’ briefs;

(g)    no later than [***] calendar days following the arbitration, the expert shall issue his or her written decision. The expert shall select one Party’s Proposed Agreement as his or her decision, and shall not have the authority to render any substantive decision other than to select the Proposed Agreement submitted by either GNE or Adaptive. The expert shall have no discretion or authority with respect to modifying the positions of the Parties. The expert’s decision shall be final and binding on the Parties and the written agreement selected by the expert shall constitute a binding agreement between the Parties that may be enforced in accordance with its terms. Each Party shall bear its own costs and expenses in connection with such arbitration, and shall share equally the expert’s fees and expenses;

(h)    The violation of one of the time limits prescribed in this Section 16.6.3 by the expert shall not affect the expert’s competence to decide on the subject matter, and shall not affect the final and binding decision rendered by the expert, unless otherwise agreed by the Parties; and

(i)    the above “baseball-style” arbitration shall be the exclusive remedy of either Party if the Parties cannot agree on the terms of the Reversion TCR License under this Section 16.6.3.

ARTICLE 17

HSR FILING; TERMINATION UPON HSR DENIAL

If GNE determines that an HSR Filing is necessary, each Party shall, comply promptly but in no event later than [***] business days of the Execution Date (or such later time as may

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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be agreed to in writing by the Parties), file with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and/or with equivalent foreign authorities, any HSR Filing required of it under the HSR Act or applicable antitrust or competition laws of other jurisdictions with respect to the transactions contemplated hereby. The Parties shall seek expedited treatment of any HSR Filing unless otherwise agreed by the Parties in writing. Each Party will use reasonable efforts to do, or cause to be done, all things necessary or advisable to, as promptly as practicable, take all actions necessary to make the filings required of such Party or its Affiliates under the HSR Act and obtain the requisite Governmental Required Consents. The Parties shall cooperate with one another to the extent necessary in the preparation of any such HSR Filing. Each Party shall be responsible for its own costs, expenses, and filing fees associated with any HSR Filing. If the Parties make an HSR Filing under this Agreement, then this Agreement shall terminate: (a) at the election of either Party, immediately upon written notice to the other Party, if the U.S. Federal Trade Commission or the U.S. Department of Justice, or an equivalent authority in the European Union, seeks a preliminary injunction under the applicable antitrust laws against the Parties to enjoin the transactions contemplated by this Agreement; or (b) at the election of either Party, immediately upon written notice to the other Party, in the event that the HSR Clearance Date shall not have occurred on or prior to [***] days after the effective date of the HSR Filing. In the event of such termination, this Agreement shall be of no further force and effect.

ARTICLE 18

DISPUTE RESOLUTION

18.1 Disputes. Adaptive and GNE recognize that a dispute, controversy or claim of any nature whatsoever arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, (each, a “Dispute”) may from time to time arise during the Term. Unless otherwise specifically recited in this Agreement, such Disputes between Adaptive and GNE will be resolved as recited in this ARTICLE 18. In the event of the occurrence of such a Dispute, the Parties shall first refer such Dispute to their respective Alliance Managers for attempted resolution by such Alliance Managers within [***] days after such referral. If such Dispute is not resolved within such [***] day period by the Alliance Managers, either Adaptive and GNE may, by written notice to the other, have such Dispute referred to their respective officers designated below (or their designees who have been duly authorized to resolve such Dispute), for attempted resolution within [***] days after such notice is received. Such designated officers are as follows:

For GNE –              [***]

For Adaptive –        [***]

In the event the designated officers, or their respective designees, are not able to resolve such Dispute within [***] days of receipt of the written notice referring such Dispute to such designated officers, then either Party may initiate the dispute resolution procedures set forth in Section 18.2.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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18.2 Arbitration.

18.2.1 Rules. Except as otherwise expressly provided in this Agreement (including under Section 18.3), the Parties agree that any Dispute not resolved internally by the Parties pursuant to Section 18.1 shall be resolved through final and binding arbitration administered by JAMS in accordance with its Comprehensive Arbitration Rules and Procedures (the “Rules”), except as modified in this Agreement, applying the substantive law specified in Section 19.1.

18.2.2 Arbitrators; Location. Each Party shall select [***], and the [***] arbitrators so selected shall choose a [***] arbitrator. All [***] arbitrators shall serve as neutrals and have at least ten (10) years of: (a) dispute resolution experience (including judicial experience) and/or (b) legal or business experience in the biotech or pharmaceutical industry. If a Party fails to nominate its arbitrator, or if the Parties’ arbitrators cannot agree on the third, the necessary appointments shall be made in accordance with the Rules. Once appointed by a Party, such Party shall have no ex parte communication with its appointed arbitrator, other than as permitted by Rule 14(b) of the Rules. The arbitration proceedings shall be conducted in New York, New York, USA. The arbitration proceedings and all pleadings and written evidence shall be in the English language. Any written evidence originally in another language shall be submitted in English translation accompanied by the original or a true copy thereof.

18.2.3 Procedures; Awards. Each Party agrees to use reasonable efforts to make all of its current employees available, if reasonably needed, and agrees that the arbitrators may determine any person as necessary. The arbitrators shall be instructed to render a written, binding, non-appealable resolution and award on each issue that clearly states the basis upon which such resolution and award is made. The written resolution and award shall be delivered to the Parties as expeditiously as possible, but in no event more than [***] days after conclusion of the hearing, unless otherwise agreed by the Parties. Judgment upon such award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and order for enforcement. Each Party agrees that, notwithstanding any provision of applicable law or of this Agreement, it will not request, and the arbitrators shall have no authority to award, punitive or exemplary damages against any Party.

18.2.4 Costs. The prevailing Party, as determined by the arbitrators, shall be entitled to: (a) its share of fees and expenses of the arbitrators; and (b) its reasonable attorneys’ fees and associated costs and expenses. In determining which Party “prevailed,” the arbitrators shall consider: (i) the significance, including the financial impact, of the claims prevailed upon; and (ii) the scope of claims prevailed upon, in comparison to the total scope of the claims at issue. If the arbitrators determine that, given the scope of the arbitration, neither Party “prevailed,” the arbitrators shall order that the Parties: (A) share equally the fees and expenses of the arbitrators; and (B) bear their own attorneys’ fees and associated costs and expenses.

18.2.5 Interim Equitable Relief. Notwithstanding anything to the contrary in this Section 18.2, either Party may seek a temporary injunction or other interim equitable relief in a court of competent jurisdiction pending the ability of the arbitrators to review the decision under this Section 18.2. Such court shall have no jurisdiction or ability to resolve Disputes beyond the specific issue of temporary injunction or other interim equitable relief.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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18.2.6 Protective Orders; Arbitrability. At the request of either Party, the arbitrators shall enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings. The arbitrators shall have the power to decide all questions of arbitrability.

18.3 Subject Matter Exclusions. Notwithstanding the provisions of Section 18.2, any Dispute not resolved internally by the Parties pursuant to Section 18.1 that involves the validity or infringement of a Patent included in a license granted in this Agreement that is issued in: (a) the United States shall be subject to actions before the United States Patent and Trademark Office and/or submitted exclusively to the federal court located in the jurisdiction of the district where any of the defendants resides; and (b) any other country (or region) shall be brought before an appropriate regulatory or administrative body or court in that country (or region), and the Parties hereby consent to the jurisdiction and venue of such courts and bodies.

18.4 Continued Performance. Provided, that this Agreement has not terminated, the Parties agree to continue performing under this Agreement in accordance with its provisions, pending the final resolution of any Dispute.

ARTICLE 19

MISCELLANEOUS

19.1 Applicable Law. This Agreement (including the arbitration provisions of Section 18.2) shall be governed by and interpreted in accordance with the laws of the State of New York, without reference to the principles of conflicts of laws. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to the transactions contemplated by this Agreement.

19.2 Notices. Except as otherwise expressly provided in the Agreement, any notice required under this Agreement shall be in writing and shall specifically refer to this Agreement. Notices shall be sent via one of the following means and will be effective: (a) on the date of delivery, if delivered in person; (b) on the date of receipt, if sent by a facsimile (with delivery confirmed); or (c) on the date of receipt, if sent by private express courier or by first class certified mail, return receipt requested. Any notice sent via facsimile shall be followed by a copy of such notice by private express courier or by first class mail. Notices shall be sent to the other Party at the addresses set forth below. Either Party may change its addresses for purposes of this Section 19.2 by sending written notice to the other Party.

If to GNE:

Genentech, Inc.

Attn: Corporate Secretary

1 DNA Way

South San Francisco, CA 94080 USA.

Fax: [***]

Phone: [***]

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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with required copies (which shall not constitute notice) to:

Genentech, Inc.

Attn: Vice President, Genentech Partnering

1 DNA Way

South San Francisco, CA 94080 USA

Fax: [***]

[***]

If to Adaptive:

Adaptive Biotechnologies

Attn: CEO

1551 Eastlake Ave. East, Suite 200

Seattle, WA 98102

with required copies (which shall not constitute notice) to:

Adaptive Biotechnologies

Legal Department

1551 Eastlake Ave. East, Suite 200

Seattle, WA 98102

19.3 Assignment. Neither Party may assign or otherwise transfer, in whole or in part, this Agreement without the prior written consent of the non-assigning Party, such approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing, either Party may assign this Agreement to: (a) an Affiliate; or (b) any purchaser of all or substantially all of the assets of such Party (and in such event this Agreement must be assigned to such purchaser), or of all of its capital stock, or to any successor corporation or entity resulting from any merger or consolidation of such Party with or into such corporation or entity (whether arising under contract, by statute or at law), or otherwise in connection with a Change of Control of such Party; provided, that the party to which this Agreement is assigned expressly agrees in writing to assume and be bound by all obligations of the assigning Party under this Agreement. A copy of such written agreement by such assignee shall be provided to the non-assigning Party within [***] calendar days of execution of such written agreement. Subject to the foregoing, this Agreement will benefit and bind the Parties’ successors and assigns.

19.4 Independent Contractors. The Parties hereto are independent contractors and nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture, employment, franchise, agency or fiduciary relationship between the Parties.

19.5 Integration. Except to the extent expressly provided herein, this Agreement constitutes the entire agreement between the Parties relating to the subject matter of this Agreement and supersedes all previous oral and written communications between the Parties with respect to the subject matter of this Agreement (including the Non-Disclosure Agreement and term sheets exchanged by and between Adaptive and GNE).

19.6 Amendment; Waiver. Except as otherwise expressly provided herein, no alteration of or modification to this Agreement shall be effective unless made in writing and executed by an authorized representative of both Parties. No course of dealing or failing of either Party to strictly

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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enforce any term, right or condition of this Agreement in any instance shall be construed as a general waiver or relinquishment of such term, right or condition. The observance of any provision of this Agreement may be waived (either generally or in any given instance and either retroactively or prospectively) only with the written consent of the Party granting such waiver.

19.7 Further Assurance. Each Party shall and shall use all reasonable endeavors to procure that any necessary Third Party shall promptly execute and deliver such further documents and do such further acts as may be required for the purpose of giving full effect to this Agreement.

19.8 Severability. The Parties do not intend to violate any public policy or statutory or common law. However, if any sentence, paragraph, clause or combination or part thereof of this Agreement is in violation of any law or is found to be otherwise unenforceable, such sentence, paragraph, clause or combination or part of the same shall be deleted and the remainder of this Agreement shall remain binding, provided, that such deletion does not alter the basic purpose and structure of this Agreement.

19.9 No Third Party Rights. The Parties do not intend that any term of this Agreement should be enforceable by any person who is not a Party.

19.10 Construction. The Parties mutually acknowledge that they and their attorneys have participated in the negotiation and preparation of this Agreement. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have drafted this Agreement or authorized the ambiguous provision.

19.11 Interpretation. The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating “but not limited to” or “without limitation”; (b) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement, including the Exhibits; (c) the word “law” or “laws” means any applicable, legally binding statute, ordinance, resolution, regulation, code, guideline, rule, order, decree, judgment, injunction, mandate or other legally binding requirement of a governmental authority (including a court, tribunal, agency, legislative body or other instrumentality of any: (i) government or country or territory; (ii) any state, province, county, city or other political subdivision thereof; or (iii) any supranational body); (d) all references to the word “will” are interchangeable with the word “shall” and shall be understood to be imperative or mandatory in nature; (e) all references to “sublicensees” shall include all sublicensees of sublicensees through multiple tiers of sublicensing; (f) the singular shall include the plural and vice versa; and (g) the word “or” has the inclusive meaning represented by the phrase “and/or”. All references to days, months, quarters or years are references to calendar days, calendar months, calendar quarters, or calendar years. Whenever any matter hereunder requires consent or approval, such consent shall not be unreasonably withheld or delayed.

19.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. For purposes hereof, a facsimile copy, or email with attached pdf copy, of this Agreement, including the signature pages hereto, will be deemed to be an original. Notwithstanding the foregoing, the Parties shall deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

[Signature page follows – the rest of this page intentionally left blank.]

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IN WITNESS WHEREOF, Adaptive and GNE have executed this Agreement by their respective officers hereunto duly authorized, on the Execution Date.

ADAPTIVE BIOTECHNOLOGIES CORPORATION

By:	/s/Chad Robins

Name:	Chad Robins

Title:	CEO and Co-founder

GENETECH, INC.

By:	/s/Edward Harrington

Name:	Edward Harrington

Title:	CFO, Genetech

Signature Page to Strategic Collaboration and License Agreement

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EXHIBIT 1.8

Adaptive Platform

[***]

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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Exhibit 1.159

TruTCR Criteria

[***]

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

CONFIDENTIAL

EXHIBIT 2.2.2(d)

TCR Sequencing Plan Requirements

[***]

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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EXHIBIT 3.2

Research Plan

[***]

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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EXHIBIT 3.4

Approved Subcontractors

Subcontractor Name	Item Description
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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EXHIBIT 4.2

Development Plan Overview

[***]

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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EXHIBIT 4.3

Approved Development Subcontractors

To be agreed upon the commencement of Development activities.

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EXHIBIT 7.4

Adaptive Screening Technology Transfer

If Adaptive is required by this Agreement or the TCR Sequence Supply Agreement to make a transfer of any of the Adaptive Platform technology to a GNE facility and/or a facility of a GNE Third Party contract manufacturer (the “Screening Contract Manufacturer”) to enable either GNE and/or the Screening Contract Manufacturer to conduct the TCR, screening, selection, sequencing, and/or pairing elements of the Adaptive Platform in order to manufacture a Private Antigen TCR Product (a “Screening Technology Transfer” and the Adaptive Confidential Information and Adaptive Know-How to be transferred in any Screening Technology Transfer the “Screening Technology”), then the following provisions shall be applicable, unless otherwise agreed in the TCR Sequence Supply Agreement.

(a)

GNE shall provide written notice to Adaptive of the need for the Screening Technology Transfer and the location of the facility to which GNE proposes the Screening Technology be transferred, which may be either a GNE facility or the facility of a Screening Contract Manufacturer.

(b)

If the proposed Screening Technology Transfer is to a Screening Contract Manufacturer, then such Screening Contract Manufacturer shall be subject to the reasonable approval of Adaptive, not to be unreasonably withheld, conditioned or delayed. If Adaptive declines to approve a Screening Contract Manufacturer proposed by GNE, then GNE shall have the right to propose one or more additional Screening Contract Manufacturers for Adaptive’s approval, such approval not to be unreasonably withheld, conditioned or delayed (and in any event not delayed more than [***] days).

(c)

The Screening Technology Transfer shall be accomplished as promptly as practicable, and in any event the Parties shall use their respective best efforts to complete it within [***] days following full execution of the Screening Technology Transfer Agreement, unless otherwise mutually agreed by the Parties.

If the proposed Screening Technology Transfer is to a Screening Contract Manufacturer proposed by GNE and approved by Adaptive as provided above, then prior to Adaptive undertaking any Screening Technology Transfer, and prior to the disclosure of any Screening Technology Transfer to the Screening Contract Manufacturer, Adaptive and the Screening Contract Manufacturer shall enter into an Screening Technology Transfer agreement reasonably satisfactory in form and content to Adaptive (“Screening Technology Transfer Agreement”). In the Screening Technology Transfer Agreement, the Screening Contract Manufacturer shall agree that the Screening Technology will be transferred by Adaptive to the Screening Contract Manufacturer pursuant to the terms and conditions of the Screening Technology Transfer Agreement. In the Screening Technology Transfer Agreement, the Screening Contract Manufacturer shall agree to usual and customary terms observed in the US pharmaceutical industry for the protection of commercially valuable know-how, including the following: (i) to maintain the confidentiality of the Screening Technology, and to use the Screening Technology solely for the purpose of screening TCRs for the manufacture of Private Antigen TCR Product and supplying the resultant TCRs to GNE; (ii) not to misappropriate, or make any other unauthorized use or disclosure of the Screening Technology; and (iii) that the misappropriation or other unauthorized use or disclosure of the Screening Technology (any use other than for the purpose specified above) will be a material breach of Screening Technology Transfer Agreement and will cause irreparable harm to Adaptive not compensable by monetary damages, and that Adaptive will have the right to seek and obtain an injunction or other similar equitable remedy against the Screening Contract Manufacturer for any breach by the Screening Contract Manufacturer of its obligations relating to the use or confidentiality of the Screening Technology, without the necessity for Adaptive to post a bond.

Certain information, as identified by [***], has been excluded from this agreement because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.